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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2003

Filed Pursuant to
Rule 424(b)(5)
Registration File No. 333-071452

PROSPECTUS SUPPLEMENT	To Prospectus dated November 6, 2001

                        Shares

AIMCO
Apartment Investment and Management Company

      % CLASS T CUMULATIVE PREFERRED STOCK

          A brief description of the Class T Cumulative Preferred Stock can be found under "Summary" in this prospectus supplement.

          We intend to apply to list the Class T Cumulative Preferred Stock on the New York Stock Exchange. We expect that the Class T Cumulative Preferred Stock will begin trading on the New York Stock Exchange within 30 days after it is first issued.

          You are urged to carefully read the "Risk Factors" section beginning on page S-9, where specific risks associated with the Class T Cumulative Preferred Stock are described, along with the other information in this prospectus supplement before you make your investment decision.

	Per Share		Total
Public Offering Price		$25	$
Underwriting Discounts and Commissions	$		$
Proceeds to AIMCO	$		$

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We have given the underwriters an option to purchase additional                  shares of Class T Cumulative Preferred Stock.

          The underwriters expect that the Class T Cumulative Preferred Stock will be ready for delivery in book-entry form only through The Depository Trust Company on or about                        , 2003.

Wachovia Securities

Bear, Stearns & Co. Inc.
Raymond James
RBC Capital Markets
UBS Investment Bank

The date of this prospectus supplement is July     , 2003.

Prospectus Supplement
Summary
Risk Factors
Use of Proceeds
Capitalization
Ratio of Earnings to Fixed Charges
The Company
Description of Class T Cumulative Preferred Stock
Certain Federal Income Tax Consequences
Underwriters
Experts
Legal Matters
Incorporation of Certain Documents by Reference
Prospectus
AIMCO and the AIMCO Operating Partnership
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of AIMCO Debt Securities
Description of AIMCO Operating Partnership Debt Securities
Description of Preferred Stock
Description of Equity Stock
Description of Class A Common Stock
Provisions of Maryland Law Applicable to Preferred Stock, Equity Stock and Class A Common Stock
Description of Outstanding Classes of Preferred Stock
Description of Warrants
Plan of Distribution
Certain Federal Income Taxation Considerations
Where You Can Find More Information
Legal Matters
Experts

          This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of Class T Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Class T Preferred Stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

          You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are offering to sell the Class T Preferred Stock only where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the Class T Preferred Stock.

SUMMARY

          This summary highlights information from this prospectus supplement. It may not contain all of the information that is important to you in deciding whether to invest in our company. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements, as well as the documents we have filed with the Securities and Exchange Commission that are incorporated by reference. Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters' over-allotment option is not exercised.

The Company

          Apartment Investment and Management Company, or AIMCO, is a Maryland corporation incorporated on January 10, 1994. We are a self-administered and self-managed real estate investment trust, or REIT, engaged in the acquisition, ownership, redevelopment and management of multifamily apartment properties. As of March 31, 2003, we owned or managed a portfolio of 1,756 multifamily apartment properties (individually a "property" and collectively the "properties") containing 312,527 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2002, we were the largest owner and operator of multifamily apartment properties in the U.S..

          As of March 31, 2003, we:

  •
  owned a controlling equity interest in 186,791 apartment units in 727 properties (which we refer to as "consolidated");

  •
  owned a non-controlling equity interest in 74,444 apartment units in 513 properties (which we refer to as "unconsolidated"), of which 65,565 apartment units were also managed by the Company; and

  •
  provided services or managed, for third party owners, 51,292 apartment units in 516 properties, primarily pursuant to long term agreements (including 40,112 units in 418 properties that are asset managed only, and not property managed).

          Through our wholly owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP, Inc., we own a majority interest in AIMCO Properties, L.P., which we refer to as the AIMCO operating partnership. AIMCO-GP, Inc., is the sole general partner of the AIMCO operating partnership. As of March 31, 2003, we held an approximate 89% ownership interest in the AIMCO operating partnership. We conduct substantially all of our business and own substantially all of our assets through the AIMCO operating partnership. Except as the context otherwise requires, "we," "our," "us" and the "Company" refer to AIMCO, the AIMCO operating partnership and AIMCO's consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

          Our principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 and our telephone number is (303) 757-8101. Our website is located at www.aimco.com; the information available on our website is not incorporated into this prospectus supplement.

The Offering

Issuer	Apartment Investment and Management Company
Securities Offered
shares of % Class T Cumulative Preferred Stock ("Class T Preferred Stock") ( shares if the underwriters' option to purchase an additional shares within 30 days of completion of this offering is exercised in full).
Dividends
Dividends are cumulative from the date of original issue and are payable quarterly on or about the 15th day of January, April, July and October of each year, when and as declared, beginning on , 2003. We will pay cumulative dividends on the Class T Preferred Stock in an amount per share equal to $ per year, equivalent to % of the $25 liquidation preference.
Liquidation Preference	$25 per share of Class T Preferred Stock, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared.
Optional Redemption
The Class T Preferred Stock is not redeemable prior to , 2008, except in limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT. On and after , 2008, the stock will be redeemable for cash, in whole or from time to time in part, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date. The redemption price for the Class T Preferred Stock, other than any portion thereof consisting of accumulated, accrued and unpaid dividends, will be payable solely with the proceeds from the sale of equity securities by us or our subsidiaries.
Ranking
The Class T Preferred Stock will rank prior to our common stock, and on the same level as our remaining outstanding shares of preferred stock, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up.
Voting Rights
You will generally not have any voting rights. If, however, we have not paid dividends on the Class T Preferred Stock for six or more quarterly periods, whether or not consecutive, you will be entitled to elect two additional directors to our Board of Directors until all unpaid dividends on the Class T Preferred Stock have been paid or declared and set apart for payment. In addition, certain material adverse changes to the terms of the stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Class T Preferred Stock. Any vote with respect to the Class T Preferred Stock, including for the election of additional directors, will be together with the holders of shares of any class or series of stock ranking on a parity with the Class T Preferred Stock that are entitled to similar voting rights, voting as a single class.
Ownership Limit	You may not acquire more than 8.7% of the aggregate value of all outstanding shares of our common and preferred stock. In addition, you may not own more than 8.7% of our outstanding common stock.

Listing
We intend to apply to list the shares of Class T Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol "AIVPrT." If approved for listing, trading on the NYSE is expected to begin within 30 days after the closing of this offering.
Form	The Class T Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of the Depository Trust Company except under limited circumstances.
Use of Proceeds
We intend to contribute the net proceeds from this offering to the AIMCO operating partnership in exchange for a preferred interest in the AIMCO operating partnership. The AIMCO operating partnership intends to use all of the amount received from us to redeem other preferred securities, as described under "Use of Proceeds."

          For additional information regarding the terms of the Class T Preferred Stock, see "Description of Class T Cumulative Preferred Stock" beginning on page S-24.

          Your investment in the Class T Preferred Stock involves certain risks. For a discussion of some of these risks, please see "Risk Factors," beginning on page S-9, and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Class T Preferred Stock is suitable for you.

Summary Historical Financial Information

          The following table sets forth our summary historical financial information. The summary historical financial information for the three years ended December 31, 2002 is based on our audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary historical financial information for the three months ended March 31, 2003 and 2002 is based on our unaudited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, the operating data for the three months ended March 31, 2003 and 2002 include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth in the data. The results for the three months ended March 31, 2003 are not necessarily indicative of our results for the year ending December 31, 2003. The following information should be read in conjunction with our historical financial statements and notes to the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain 2002, 2001 and 2000 financial statement amounts have been reclassified to conform to the 2003 presentation, including certain intercompany eliminations and the treatment of discontinued operations pursuant to Statement of Financial Accounting Standard No. 144 (Accounting for the Impairment or Disposal of Long-Lived Assets).

	Three Months Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(unaudited)	(unaudited)
	(In thousands, except per share data)
Operating Data:
Income from property operations	$210,782	$198,359	$839,471	$756,913	$585,163
Income from investment management business	4,745	3,262	14,208	20,833	9,474
Income from continuing operations	25,530	59,588	174,805	103,546	93,489
Income (loss) from discontinued operations, net	(3,707)	10,471	(5,759)	3,806	5,689
Net income	21,823	70,059	169,046	107,352	99,178
Per Share Data:
Earnings per common share—basic
Income from continuing operations (net of preferred dividends)	$0.04	$0.45	$0.95	$0.18	$0.45
Net income attributable to common stockholders	—	0.59	0.88	0.23	0.53
Earnings per common share—diluted
Income from continuing operations (net of preferred dividends)	0.04	0.44	0.94	0.18	0.44
Net income attributable to common stockholders	—	0.58	0.87	0.23	0.52
Dividends paid per common share	0.82	0.82	3.28	3.12	2.80
Balance Sheet Data (End of Period):
Real estate, net of accumulated depreciation	$9,020,486	$7,543,452	$8,895,302	$6,558,599	$5,861,055
Total assets	10,370,582	9,674,861	10,316,601	8,300,672	7,698,299
Total indebtedness	6,280,784	5,399,692	6,212,371	4,568,338	4,179,345
Mandatorily redeemable convertible preferred securities	15,169	20,637	15,169	20,637	32,330
Stockholders' equity	3,094,502	2,897,531	3,163,387	2,710,615	2,500,082
Cash Flow Data:
Cash provided by operating activities	$116,652	$119,844	$497,289	$494,457	$400,364
Cash provided by (used in) investing activities	25,345	(290,790)	(786,377)	(132,010)	(546,981)
Cash provided by (used in) financing activities	(134,633)	198,278	308,641	(439,562)	202,128
Other Data:
Funds from operations available to common shares and equivalents(1)	$101,518	$135,238	$509,990	$532,251	$439,830
Weighted average number of common shares and equivalents outstanding	112,288	104,409	110,015	102,147	91,506

(1)
"Funds From Operations" or "FFO" is a non-GAAP financial measure that we believe, when considered with the financial data determined in accordance with GAAP, captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, disposals from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated partnerships, joint ventures and discontinued operations. We calculate FFO based on the NAREIT definition, as further adjusted for minority interest in the AIMCO operating partnership, plus amortization of intangibles, plus distributions to minority partners in excess of income and less dividends on preferred stock. We calculate FFO (diluted) by adding back the interest expense and preferred dividends relating to convertible securities, the conversion of which is dilutive to FFO. FFO should not be considered an alternative to net income or net cash flows from operating activities, as calculated in accordance with GAAP, as an indication of our performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, although FFO is a measure used for comparability in assessing the performance of real estate investment trusts, there can be no assurance that our basis for computing FFO is comparable with that of other real estate investment trusts.

          The following is a reconciliation of net income to diluted FFO:

	Three Months Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(unaudited)	(unaudited)
	(In thousands)
Operating Activities:
Net Income	$21,823	$70,059	$169,046	$107,352	$99,178
Minority interest in AIMCO operating partnership	2,603	9,714	23,908	12,442	10,539
Real estate depreciation, net of minority interest	77,302	59,186	256,948	311,894	254,444
Real estate depreciation related to unconsolidated entities	6,503	7,966	33,544	57,506	70,188
(Gain) loss on dispositions of real estate	(317)	3,962	27,902	(17,394)	(26,335)
Distributions to minority partners in excess of income	5,471	(1,586)	26,979	46,359	24,375
Amortization of intangibles	837	1,124	4,026	18,729	12,068
Income tax arising from disposals	—	—	—	3,202	—
Deferred tax benefit	—	—	—	—	154
Gain on disposition of land	—	—	—	3,843	—
Discontinued operations:
(Gain) loss on dispositions of real estate, net of minority interest	2,195	(7,918)	8,958	—	—
Real estate depreciation, net of minority interest	1,398	3,539	13,962	21,155	12,470
Distributions to minority partners in excess of income	(225)	—	1,321	1,342	—
Income tax arising from disposals	1,328	768	2,507	—	—
Preferred stock dividends and distributions	(17,647)	(11,836)	(60,272)	(35,747)	(26,120)
Interest expense on mandatorily redeemable convertible preferred securities.	247	260	1,161	1,568	8,869

Funds From Operations	$101,518	$135,238	$509,990	$532,251	$439,830

Ratio of Earnings to Fixed Charges

	Historical					Pro Forma(3)
	For the Three Months Ended March 31,		For the Years Ended December 31,			For the Three Months Ended March 31, 2003
							For the Year Ended December 31, 2002
	2003	2002	2002	2001	2000
	(unaudited)	(unaudited)	(unaudited)			(unaudited)	(unaudited)
Ratio of earnings to fixed charges(1)	1.37	1.79	1.70	1.68	1.58	1.37	1.70
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.12	1.38	1.35	1.31	1.28	1.13	1.36

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income from continuing operations before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership)

  and amortization of previously capitalized interest; and "fixed charges" consists of interest expense (including amortization of loan costs), interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership.

(2)
The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership) and amortization of previously capitalized interest; "fixed charges" consists of interest expense (including amortization of loan costs), interest which has been capitalized and distributions paid on preferred units of the AIMCO operating partnership; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(3)
The pro forma basis reflects the following pro forma transactions as if all transactions had occurred on January 1, 2002:

•
issuance of the Class S Cumulative Redeemable Preferred Stock (the "Class S Preferred Stock") and the application of the net proceeds therefrom to redeem $60 million of outstanding Class C Cumulative Preferred Stock and repay indebtedness. AIMCO issued the $100 million of Class S Preferred Stock on April 30, 2003 and redeemed the Class C Preferred Stock on June 30, 2003; and

•
issuance of the Class T Preferred Stock and the application of the net proceeds therefrom to redeem $62.5 million of the Class L Convertible Cumulative Preferred Stock and $34.4 million of the Class H Cumulative Preferred Stock.

RISK FACTORS

          Before you invest in the Class T Preferred Stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase our securities.

          Some of the information in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risk factors noted in this section and other factors noted throughout this prospectus supplement and the accompanying prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

        If We Are Not Able Successfully to Acquire, Operate, Redevelop and Expand Properties, Our Growth and Results of Operations Will be Adversely Affected.    The selective acquisition, redevelopment and expansion of properties is one component of our growth strategy. However, we may not be able to complete successfully transactions in the future. Although we seek to acquire, operate, develop and expand properties only when such activities increase our net income on a per share basis, such transactions may fail to perform in accordance with our expectations. When we develop or expand properties, we are subject to the risks that:

  •
  costs may exceed original estimates;

  •
  occupancy and rental rates at the property may be below our projections;

  •
  financing may not be available on favorable terms or at all;

  •
  redevelopment and leasing of the properties may not be completed on schedule; and

  •
  we may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy and other governmental permits and authorizations.

        We May Have Difficulty Integrating Any Acquired Businesses or Properties.    We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 properties with 29,343 apartment units to 1,756 properties with 312,527 apartment units as of March 31, 2003. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers. Our ability to successfully integrate acquired businesses and properties depends, among other things, on our ability to:

  •
  attract and retain qualified personnel;

  •
  integrate the personnel and operations of the acquired businesses;

  •
  maintain standards, controls, procedures and policies; and

  •
  maintain adequate accounting and information systems.

          We can provide no assurance that we will be able to accomplish these goals and successfully integrate any acquired businesses or properties. If we fail to integrate successfully such businesses, our results of operations could be adversely affected.

        As Our Size Increases, It Becomes More Difficult for Us to Achieve A Comparably Rapid Rate of Growth in Assets.    Our rapid growth since our initial public offering in July 1994 was achieved when

AIMCO was a smaller company. As a result of our current size, future acquisitions of the same size and magnitude will likely have a smaller effect on us. It may also be more difficult for us to identify and complete acquisitions of greater size that are consistent with our growth strategy.

        We are Subject to Litigation Associated with Partnership Acquisitions That Could Increase Our Expenses and Prevent Completion of Beneficial Transactions.    We have engaged in, and intend to continue to engage in, the selective acquisition of interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we may be subject to litigation based on claims that AIMCO, as the general partner, has breached its fiduciary duty to our limited partners or that the transaction violates the relevant partnership agreement or state law. Although we intend to comply with our fiduciary obligations and the relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our financial condition or results of operations.

        Our Existing and Future Debt Financing Could Render Us Unable to Operate, Result in Foreclosure on Our Properties or Prevent Us from Making Distributions on Our Equity.    Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1 and to match debt maturities to the character of the assets financed. Free cash flow is defined by us as net operating income less the capital replacement spending required to maintain, and the capital enhancement spending made to improve, the related assets. It also includes cash flows generated from our investment management business, general and administrative expenses and other expenses incurred by us. Free cash flow measures profitability prior to the cost of capital. Because we have substantial unconsolidated real estate interests, free cash flow is useful for management and investors to understand, in addition to consolidated cash flows, cash flows as related to our unconsolidated real estate holdings. For the quarter ended March 31, 2003, however, we had a ratio of free cash flow to combined interest expense and preferred stock dividends of 1.57:1, and this ratio in prior periods has also deviated from our goal. As a comparison to our free cash flow ratio, for the quarter ended March 31, 2003, we had a ratio of "EBITDA" (earnings before interest, taxes, depreciation and amortization) to interest expense equal to 2.3:1. In addition, our Board of Directors could change this strategy at any time and increase our leverage. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt which would result in loss of income and asset value to us. As of March 31, 2003, substantially all of the properties that we owned or controlled were encumbered by debt. As of March 31, 2003, we had $6.3 billion of indebtedness outstanding on a consolidated basis, approximately 92% of which was secured by our properties.

        Increases in Interest Rates May Increase Our Interest Expense.    As of March 31, 2003, approximately $1,478.9 million of our debt (23.5% of total debt outstanding) was subject to variable interest rates.    Based on this level of debt, an increase in interest rates of 1% would result in our income and cash flows being reduced by $14.8 million on an annual basis and could impair our ability to service our indebtedness and make dividends or other distributions.

        Covenant Restrictions May Limit Our Ability to Make Payments to Our Investors.    Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our credit facilities provide that we may make distributions to our investors during any 12-month period in an aggregate amount that does not exceed the greater of 88% of our funds from operations for periods ending June 30, 2003 through March 31, 2004, 85% of our funds from operations for periods ending June 30, 2004 and September 30, 2004 and 80% of our funds from operations thereafter for such period or such amount as may be necessary to maintain our REIT status. As of June 30, 2003, the credit facilities prohibit all distributions if our:

  •
  fixed charge coverage ratio (excluding scheduled amortization of the loan relating to the Casden acquisition) is less than 1.50 to 1 through May 30, 2008;

  •
  interest coverage ratio is less than 2.25 to 1;

  •
  unsecured debt service coverage ratio is less than 3.00 to 1;

  •
  total combined debt to gross asset value ratio exceeds 0.55 to 1;

  •
  total obligations to gross asset value ratio exceeds 0.65 to 1;

  •
  encumbered property debt coverage ratio is less than 1.60 to 1; or

  •
  consolidated net worth is less than the sum of $3.2 billion and 85% of the net proceeds of any securities issuances after September 30, 2002.

          Our outstanding classes of preferred stock prohibit the payment of dividends on our common stock if we fail to pay the dividends to which the holders of the preferred stock are entitled. In addition, our 6 1/2% convertible debentures prohibit the payment of dividends on our capital stock if we elect to defer payments of interest on these convertible debentures, which we have the right to do for up to 60 months. If we are unable to pay dividends, we may fail to qualify as a REIT. This would subject us to corporate taxation and reduce our ability to make distributions to our investors.

        We Depend on Distributions and Other Payments from Our Subsidiaries That They May be Prohibited from Making to Us.    All of our properties are owned, and all of our operations are conducted, by the AIMCO operating partnership and our other subsidiaries. As a result, we depend on distributions and other payments from our subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments depends on their earnings and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to our claims.

        Changes in the Real Estate Market May Limit Our Ability to Generate Funds From Operations.    Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions beyond our control, including:

  •
  the general economic climate;

  •
  competition from other apartment communities and other housing options;

  •
  local conditions, such as an increase in unemployment or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

  •
  changes in governmental regulations and the related cost of compliance;

  •
  increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

  •
  changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

  •
  changes in interest rates and the availability of financing; and

  •
  the relative illiquidity of real estate investments.

        Laws Benefiting Disabled Persons May Result in Our Incurrence of Unanticipated Expenses.    Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. These and other Federal, state and local laws may require modifications to our properties, or restrict renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and the FHAA.

        Affordable Housing Regulations May Limit Rent Increases at Some of Our Properties, Reducing Our Revenue and, in Some Cases, Causing AIMCO to Sell Properties that We Might Otherwise Continue to Own.    As of March 31, 2003, we owned a controlling equity interest in 138 properties, held a non-controlling equity interest in 401 properties and managed for third parties and affiliates 478 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. We usually need to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted property. We may not always receive such approval.

        We Depend on Our Chief Executive Officer and President; Our Operations Might be Harmed if We Lost Their Services.    Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, and our Vice Chairman and President, Peter K. Kompaniez, the loss of either of their services could have a material adverse effect on our operations.

        We May Fail to Qualify as a REIT.    We believe that we operate, and have always operated, in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, investment, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to manage successfully the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements. Accordingly, there can be no assurance that the U.S. Internal Revenue Service (the "IRS") will not contend that our interests in subsidiaries or other issuers constitutes a violation of the REIT requirements. Moreover, future economic, market, legal, tax or other considerations may cause us to fail to qualify as a REIT, or our Board of Directors may determine to revoke our REIT status. If we fail to qualify as a REIT, we will not be allowed a deduction for dividends paid to our stockholders in computing our taxable income, and we will be subject to Federal income tax at regular corporate rates, including any applicable alternative minimum tax. Any such corporate tax liability could be substantial and would reduce our funds available for distribution to our investors. Unless entitled to relief under certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

          In addition, our failure to qualify as a REIT would trigger the following consequences:

  •
  we would be obligated to repurchase a material amount of our preferred stock, plus accrued and unpaid dividends to the date of repurchase; and

  •
  we would be in default under our primary credit facilities and certain other loan agreements.

        REIT Distribution Requirements Limit Our Available Cash.    As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we retain for other business purposes, including amounts to fund our growth. We generally must distribute annually at least 90% of our net REIT taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. We intend to make distributions to our stockholders to comply with the requirements of the Code. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Code.

        Legislative or Other Actions Affecting REITs Could Have a Negative Effect on Us.    The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws (which may have retroactive application) could adversely affect us or our investors. We cannot predict how changes in the tax laws might affect us or our investors. For example, under legislation effective January 1, 2001, if any of our management companies were deemed to operate or manage a health care or lodging facility, we would fail to qualify as a REIT. Although we believe that, since January 1, 2001, none of the management companies have operated or managed any health care or lodging facilities, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, we cannot assure that the IRS will not contend that any of our management companies operate or manage a health care or lodging facility, resulting in our disqualification as a REIT. Recently enacted tax legislation reduces the maximum tax rate for dividends payable to individuals from 38.6% to 15% (for 2003 through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the newly favorable tax treatment given to corporate dividends, which could negatively affect the value of our real estate assets.

        We May be Subject to Other Tax Liabilities.    Even if we qualify as a REIT, we and our subsidiaries may be subject to certain Federal, state and local taxes on our income and property. Any such taxes would reduce our operating cash flow.

        The FBI Has Issued an Alert Regarding Potential Terrorist Threats Involving Apartment Buildings.    On May 6, 2002 and February 7, 2003, the Federal Bureau of Investigation and the U.S. Department of Homeland Security issued alerts regarding potential terrorist threats involving apartment buildings. Threats of future terrorist attacks, such as those announced by the FBI and the Department of Homeland Security, could have a negative effect on rent and occupancy levels at our properties. The effect that future terrorist activities or threats of such activities could have on our business cannot presently be determined. If we incur a loss at a property as a result of an act of terrorism, we could lose all or a portion of the capital we have invested in the property, as well as the future revenue from the property. Although we have purchased terrorism insurance, there can be no assurance that, if we incur a loss at a property as a result of terrorism, such insurance would cover our loss.

        Certain Insurance Coverage is Becoming More Expensive and More Difficult to Obtain.    The current liability insurance market is characterized by rising premium rates, increasing deductibles, and more restrictive coverage language. Recent developments have resulted in significant increases in our insurance premiums and have made it more difficult to obtain certain types of insurance. As an example, many insurance carriers are excluding mold-related risks from their policy coverages, or are adding significant restrictions to such coverage. Although we make use of many alternative methods of risk financing that enable us to insulate ourself to some degree from variation in coverage language and cost, continued deterioration in insurance market place conditions may have a negative effect on our operating results.

        Limits on Ownership of Shares in Our Charter May Result in the Loss of Economic and Voting Rights by Purchasers that Violate Those Limits.    Our charter limits ownership of our common stock by any single stockholder to 8.7% of our outstanding shares of common stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. Our charter also limits ownership of our common stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding common stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also prohibits anyone from buying shares of our capital stock if the purchase would result in our losing our REIT status. This could happen if a transaction results in fewer than 100 persons owning all of our shares of capital stock or results in five or fewer persons, applying certain attribution rules of the Code, owning 50% or more of the value of all of our shares of capital stock. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Code for REITs:

  •
  the transfer will be considered null and void;

  •
  we will not reflect the transaction on our books;

  •
  we may institute legal action to enjoin the transaction;

  •
  we may demand repayment of any dividends received by the affected person on those shares;

  •
  we may redeem the shares;

  •
  the affected person will not have any voting rights for those shares; and

  •
  the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by us.

          We may purchase the shares of capital stock held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares of capital stock, the affected person will receive the lesser of the price paid for the shares or the then current market price. An individual who acquires shares of capital stock that violate the above rules bears the risk that the individual:

  •
  may lose control over the power to dispose of such shares;

  •
  may not recognize profit from the sale of such shares if the market price of the shares increases;

  •
  may be required to recognize a loss from the sale of such shares if the market price decreases; and

  •
  may be required to repay to us any distributions received from us as a result of his or her ownership of the shares.

        Our Charter May Limit the Ability of a Third Party to Acquire Control of Us.    The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our Board of Directors. Our charter authorizes our Board of Directors to issue up to 510,587,500 shares of capital stock. As of July 11, 2003, 450,962,738 shares were classified as common stock and 59,624,762 shares were classified as preferred stock. Under the charter, our Board of Directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of capital stock with such preferences, rights, powers and restrictions as our Board of Directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests.

        Maryland Business Statutes May Limit the Ability of a Third Party to Acquire Control of Us.    As a Maryland corporation, we are subject to various Maryland laws that may have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between AIMCO and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our Board of Directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides generally that a person who acquires shares of our capital stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, Maryland law provides, among other things, that the board of directors has broad discretion in adopting stockholders' rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. In addition, Maryland law provides that corporations that:

  •
  have at least three directors who are not employees of the entity or related to an acquiring person; and

  •
  are subject to the reporting requirements of the Securities Exchange Act of 1934,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

  •
  the corporation will have a staggered board of directors;

  •
  any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

  •
  the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

  •
  vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

  •
  the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, we have not made any of the elections described above.

        Lack of Public Market for the Class T Preferred Stock.    There is no established trading market for the Class T Preferred Stock. Although we intend to apply to list the Class T Preferred Stock on the NYSE, we cannot assure you either that we will make that application, or that it will be accepted. Moreover, while the underwriters have informed us that they intend to make a market in the Class T Preferred Stock, they are not obligated to do so and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a trading market for the Class T Preferred Stock will develop. Moreover, if a market for the Class T Preferred Stock does develop, the Class T Preferred Stock could trade below the initial public offering price. The initial public offering price will be determined by agreement between us and the underwriters and may not be indicative of the market price for Class T Preferred Stock after the offering. If a market for the Class T Preferred Stock does not develop, you may be unable to resell the Class T Preferred Stock for an extended period of time, if at all. Future trading prices of the Class T Preferred Stock will depend upon many factors, including among other things, our operating results.

USE OF PROCEEDS

          We intend to contribute the net proceeds from the sale of the Class T Preferred Stock, estimated to be approximately $            after deducting the underwriting discount and estimated offering expenses of $            ($            if the underwriters' over-allotment option is exercised in full), to the AIMCO operating partnership in exchange for a preferred interest in the AIMCO operating partnership. The terms of the preferred interest in the AIMCO operating partnership will be substantially equivalent to the terms of the Class T Preferred Stock. The AIMCO operating partnership intends to use the amounts received from us to redeem other outstanding AIMCO preferred securities.

CAPITALIZATION

          The following table sets forth our capitalization at March 31, 2003 on a historical basis and on a pro forma basis to reflect the offering of the Class T Preferred Stock (assuming the over-allotment option is not exercised) and the issuance of the Class S Cumulative Redeemable Preferred Stock. The information set forth in the following table should be read in connection with, and is qualified in its entirety by reference to, the financial statements and notes thereto incorporated by reference in the accompanying prospectus. The following pro forma data assumes that the foregoing transactions occurred on March 31, 2003, and does not purport to be indicative of the capitalization of AIMCO that would have resulted had such transactions in fact occurred on such date.

	At March 31, 2003
	Historical	Pro Forma(1)
	(unaudited)	(unaudited)
	(In thousands)
Long Term Mortgage Debt:
Secured notes payable	$4,571,523	$4,571,523
Secured tax-exempt bond financing	1,237,874	1,237,874
Short Term Debt:
Secured short term financing	471,387	434,232
Mandatorily Redeemable Preferred Securities and Minority Interest:
Mandatorily redeemable preferred securities	15,169	115,169
Minority interest in consolidated real estate partnerships	78,193	78,193
Minority interest in the AIMCO operating partnership	362,395	362,395
Stockholders' Equity:
Class B Cumulative Convertible Preferred Stock, $.01 par value, 750,000 shares authorized, 0 shares issued and outstanding on a historical and on a pro forma basis	—	—
Class C Cumulative Preferred Stock, $.01 par value, 2,400,000 shares authorized, 2,400,000 shares issued and outstanding on a historical basis and 0 shares issued and outstanding on a pro forma basis	59,845	—
Class D Cumulative Preferred Stock, $.01 par value, 4,200,000 shares authorized, 4,200,000 shares issued and outstanding on a historical and on a pro forma basis	105,000	105,000
Class G Cumulative Preferred Stock, $.01 par value, 4,050,000 shares authorized, 4,050,000 shares issued and outstanding on a historical and on a pro forma basis	101,000	101,000
Class H Cumulative Preferred Stock, $.01 par value, 2,000,000 shares authorized, 2,000,000 shares issued and outstanding on a historical basis and 626,000 shares issued and outstanding on a pro forma basis	49,925	15,575
Class I Cumulative Preferred Stock, $.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding on a historical and on a pro forma basis	—	—
Class J Cumulative Convertible Preferred Stock, $.01 par value, 1,250,000 shares authorized, 0 shares issued and outstanding on a historical and on a pro forma basis	—	—
Class K Convertible Cumulative Preferred Stock, $.01 par value, 5,000,000 shares authorized, 0 shares issued and outstanding on a historical and on a pro forma basis	—	—
Class L Cumulative Preferred Stock, $.01 par value, 5,000,000 shares authorized, 2,500,000 shares issued and outstanding on a historical basis and 0 shares issued and outstanding on a pro forma basis(2)	62,500	—
Class M Convertible Cumulative Preferred Stock, $.01 par value, 1,600,000 shares authorized, 1,200,000 shares issued and outstanding on a historical and on a pro forma basis(3)	30,000	30,000
Class N Convertible Cumulative Convertible Preferred Stock, $.01 par value, 4,000,000 shares authorized, 4,000,000 shares issued and outstanding on a historical and on a pro forma basis(4)	100,000	100,000
Class O Cumulative Convertible Preferred Stock, $.01 par value, 1,904,762 shares authorized, 1,904,762 shares issued and outstanding on a historical and on a pro forma basis(5)	100,000	100,000
Class P Convertible Cumulative Preferred Stock, $.01 par value, 4,000,000 shares authorized, 3,999,662 shares issued and outstanding on a historical and on a pro forma basis(6)	99,992	99,992
Class Q Cumulative Preferred Stock, $.01 par value, 2,530,000 shares authorized, 2,530,000 shares issued and outstanding on a historical and on a pro forma basis	63,250	63,250
Class R Cumulative Preferred Stock, $.01 par value, 6,940,000 shares authorized, 6,940,000 shares issued and outstanding on a historical and on a pro forma basis	173,500	173,500
Class T Cumulative Preferred Stock, 0 shares authorized on a historical basis and shares authorized on a pro forma basis, 0 shares issued and outstanding on a historical basis and shares issued and outstanding on a pro forma basis	—	100,000
Class A Common Stock, 454,962,738 and 93,815,375 shares authorized and issued on a historical basis and and 93,815,375 shares authorized and issued on a pro forma basis	938	938
Additional paid-in capital	3,053,033	3,046,883
Unvested restricted stock	(6,125)	(6,125)
Notes due on common stock purchases	(45,510)	(45,510)
Distributions in excess of earnings	(852,846)	(852,846)

Total stockholders' equity	3,094,502	3,031,657

Total capitalization	$9,831,043	$9,831,043

(1)
The pro forma basis reflects the following pro forma transactions as if all transactions had occurred on March 31, 2003:

•
issuance of the Class S Cumulative Redeemable Preferred Stock (the "Class S Preferred Stock") and the application of the net proceeds therefrom to redeem $60 million of outstanding Class C Cumulative Preferred Stock and repay indebtedness. AIMCO issued the $100 million of Class S Preferred Stock on April 30, 2003 (included in mandatorily redeemable preferred securities) and redeemed the Class C Preferred Stock on June 30, 2003; and

•
issuance of the Class T Preferred Stock and the application of the net proceeds therefrom to redeem $62.5 million of the Class L Convertible Cumulative Preferred Stock and $34.4 million of the Class H Cumulative Preferred Stock.

(2)
Each share is convertible into approximately 0.5379 shares of Class A Common Stock.

(3)
Each share is convertible into approximately 0.5681818 shares of Class A Common Stock.

(4)
Each share is convertible into approximately 0.4762 shares of Class A Common Stock

(5)
Each share is convertible into approximately one share of Class A Common Stock.

(6)
Each share is convertible into approximately 0.4464 shares of Class A Common Stock.

Ratio of Earnings to Fixed Charges

	Historical					Pro Forma(3)
	For the Three Months Ended March 31,		For the Years Ended December 31,			For the Three Months Ended March 31, 2003
							For the Year Ended December 31, 2002
	2003	2002	2002	2001	2000
	(unaudited)	(unaudited)	(unaudited)			(unaudited)	(unaudited)
Ratio of earnings to fixed charges(1)	1.37	1.79	1.70	1.68	1.58	1.37	1.70
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.12	1.38	1.35	1.31	1.28	1.13	1.36

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income from continuing operations before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership) and amortization of previously capitalized interest; and "fixed charges" consists of interest expense (including amortization of loan costs), interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership.

(2)
The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the AIMCO operating partnership) and amortization of previously capitalized interest; "fixed charges" consists of interest expense (including amortization of loan costs), interest which has been capitalized and distributions paid on preferred units of the AIMCO operating partnership; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(3)
The pro forma basis reflects the following pro forma transactions as if all transactions had occurred on January 1, 2002:

•
issuance of the Class S Cumulative Redeemable Preferred Stock (the "Class S Preferred Stock") and the application of the net proceeds therefrom to redeem $60 million of outstanding Class C Cumulative Preferred Stock and repay indebtedness. AIMCO issued the Class S Preferred Stock on April 30, 2003 and redeemed the Class C Preferred Stock on June 30, 2003; and

•
issuance of the Class T Preferred Stock and the application of the net proceeds therefrom to redeem $62.5 million of the Class L Convertible Cumulative Preferred Stock and $34.4 million of the Class H Cumulative Preferred Stock.

THE COMPANY

          Apartment Investment and Management Company, or AIMCO, is a Maryland corporation incorporated on January 10, 1994. We are a self-administered and self-managed real estate investment trust, or REIT, engaged in the acquisition, ownership, redevelopment and management of multifamily apartment properties. As of March 31, 2003, we owned or managed a portfolio of 1,756 multifamily apartment properties (individually a "property" and collectively the "properties") containing 312,527 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2002, we were the largest owner and operator of multifamily apartment properties in the U.S..

          As of March 31, 2003, we:

  •
  owned a controlling equity interest in 186,791 apartment units in 727 properties (which we refer to as "consolidated");

  •
  owned a non-controlling equity interest in 74,444 apartment units in 513 properties (which we refer to as "unconsolidated"), of which 65,565 apartment units were also managed by the Company; and

  •
  provided services or managed, for third party owners, 51,292 apartment units in 516 properties, primarily pursuant to long term agreements (including 40,112 units in 418 properties that are asset managed only, and not property managed).

          Through our wholly owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP, Inc., we own a majority interest in AIMCO Properties, L.P., which we refer to as the AIMCO operating partnership. AIMCO-GP, Inc., is the sole general partner of the AIMCO operating partnership. As of March 31, 2003, we held an approximate 89% ownership interest in the AIMCO operating partnership. We conduct substantially all of our business and own substantially all of our assets through the AIMCO operating partnership. Except as the context otherwise requires, "we," "our," "us" and the "Company" refer to AIMCO, the AIMCO operating partnership and AIMCO's consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

          Our principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 and our telephone number is (303) 757-8101. Our website is located at www.aimco.com; the information available on our website is not incorporated into this prospectus supplement.

Business and Growth Strategies

  Operating and Financial Strategies

        Our principal operating objectives are to increase long-term stockholder value by increasing operating cash flows, and to provide long-term, predictable Funds From Operations, or FFO (as defined by the National Association of Real Estate Investment Trusts), per share of common stock, less capital spending for replacements and enhancements. We strive to meet our objective by implementing operating and financing strategies that include the following:

  •
  Acquisition of Properties at Less Than Replacement Cost. We attempt to acquire properties at a significant discount to their replacement cost.

  •
  Geographic Diversification. We operate in 47 states, the District of Columbia and Puerto Rico. This geographic diversification insulates us, to some degree, from inevitable downturns in any one market. Our income before depreciation and interest expense, is currently earned in more than 198 local markets. In 2002, the largest single market (Washington, D.C.) contributed approximately 12% to income before depreciation and interest expense, and the five largest markets (Washington, D.C., Chicago, greater Los Angeles, southeast Florida and Houston) together contributed approximately

    32%. With the properties acquired through the acquisition of the Flatley portfolio in the last quarter of 2002, the greater Boston market became one of our five largest markets. Although we intend to maintain broad geographic diversification, we plan to concentrate conventional operations in core markets in order to achieve economies of scale in management and operations.

  •
  Market Growth. We seek to operate in markets where population and employment growth are expected to exceed the national average and where we believe we can become a regionally significant owner or manager of properties.

  •
  Price Point Diversification. Our portfolio of properties covers a broad range of average monthly rental rates, with most between $500 and $1,200 per month.

  •
  Product Diversification. Our portfolio of properties spans a wide range of apartment community types, both within and among markets, including garden and high-rise apartments. In addition to community types, we have a wide range of quality, from A to C rated properties, with our principal focus on B rated properties.

  •
  Capital Replacements and Capital Enhancements. We believe that the physical condition and amenities of our apartment properties are important factors in our ability to maintain and increase rental rates. In 2002, we spent approximately $478 per owned apartment unit for capital replacements, which are expenditures required to maintain the related asset, and $46 per owned apartment unit for capital enhancements, which are expenditures that add a new feature or revenue source at a property.

  •
  Debt Financing. Our strategy is generally to incur debt to increase our return on equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1 and to match debt maturities to the character of the assets financed. Free cash flow is defined by us as net operating income less the capital replacement spending required to maintain, and the capital enhancement spending made to improve, the related assets. It also includes cash flows generated from our investment management business, general and administrative expenses and other expenses incurred by us. Free cash flow measures profitability prior to the cost of capital. Because we have substantial unconsolidated real estate interests, free cash flow is useful for management and investors to understand, in addition to consolidated cash flows, cash flows as related to our unconsolidated real estate holdings. For the quarter ended March 31, 2003, however, we had a ratio of free cash flow to combined interest expense and preferred stock dividends of 1.57:1, and this ratio in prior periods has also deviated from our goal. This ratio is below our desired minimum and primarily resulted from the difficult national economy and weaker operations. Our goal over time is to increase the coverage ratio to 2.2:1 through debt repayment from property sales, debt amortization, conversions of convertible preferred securities, redemptions of preferred securities and improved operating performance. As a comparison to our free cash flow ratio, for the quarter ended March 31, 2003, we had a ratio of earnings before interest, taxes, depreciation and amortization, or EBITDA, to interest expense equal to 2.3:1. We predominantly use long-term, fixed-rate and self-amortizing non-recourse debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt to fund short-term uses as well as acquisitions and generally expect to repay acquisition borrowings with operating earnings, property sales proceeds or long-term debt financings. As of March 31, 2003, approximately 8% of our outstanding debt was short-term debt and 92% was long-term debt.

  •
  Dispositions. Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment, in both cases as compared to alternative uses for our capital. We have identified approximately 300 conventional properties comprising 75,000 apartment units that we characterize as "intermediate-term hold" properties. We intend to sell these properties over the next four years and use the proceeds to fund repayment of short-term debt, improvements to "long-term hold" properties, acquisitions of properties and limited partnership interests, share repurchases or redemptions of preferred securities and other corporate purposes. Approximately 440 conventional properties comprising 130,000 apartment units concentrated in 27 primary markets are what we characterize as "long-term hold" properties.

  •
  Dividend Policy. We pay dividends to our stockholders. We distributed 70.7%, 60.7%, and 59.9% of FFO to holders of common stock for the years ended December 31, 2002, 2001 and 2000, respectively. It is the present policy of our Board of Directors to increase the dividend annually in an amount equal to one-half of the projected increase in Adjusted Funds From Operations, or AFFO, subject to minimum distribution requirements to maintain our REIT status. AFFO is defined by us as FFO less capital replacement spending and, for second quarter 2002 and subsequent periods, capital enhancement spending. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that capital replacements are necessary to maintain and capital enhancements are made to improve the associated real estate assets. Beginning with the year ended December 31, 2002, AFFO includes a deduction for capital enhancements, a discretionary spending item, as well as a deduction for capital replacements. Our Board of Directors considers the discretionary nature of capital enhancement spending in its consideration of AFFO as it relates to our dividend policy. The dividend paid in May 2003 of $0.82 per share, which was the same dividend amount as was paid in each quarter of 2002, represents a distribution of 126% of AFFO (before deducting capital enhancements) and 91% of FFO for the quarter ended March 31, 2003. We continue to monitor the dividend as a percentage of AFFO (before deducting capital enhancements). If the payout were, or were expected, to exceed 100% for a sustained period, our Board of Directors would consider a change in the dividend to match our operating profitability.

  Growth Strategies

        We seek growth through four primary sources—property operations, affordable activities, redevelopment of properties and acquisitions.

  Property Operations

          We pursue operational growth primarily through the following strategies:

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  Revenue Increases. We increase rents where feasible and seek to improve occupancy rates. We are also focused on the automation of on-site operations, as we believe that timely and accurate collection of property performance and resident profile data will enable us to maximize revenue through better property management and leasing decisions. In addition, we intend to continue our emphasis on the quality of our on-site employees through recruiting, training and retention programs, which we believe lead to increased occupancy rates through improved customer service and enhanced performance.

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  Controlling Expenses. Cost reductions are accomplished by local focus at the regional operating center level and by taking advantage of economies of scale at the corporate level. As a result of the size of our portfolio and our creation of regional concentrations of properties, we have the ability to spread over a large property base fixed costs for general and administrative expenditures and certain operating functions, such as purchasing, insurance and information technology. We are automating our supply chain to provide better control over purchasing decisions and to take advantage of volume discounts.

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  Ancillary Services. We believe that our ownership and management of properties provide us with unique access to a customer base that allows us to provide additional services and thereby increase occupancy and rents, while also generating incremental revenue. We currently provide cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

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  Resident Selection and Retention. In apartment properties, neighbors are a part of the product together with the location of the property and the physical quality of the apartment units. We have created a resident acquisition and retention department to focus efforts on attracting and retaining residents who are good neighbors and are credit worthy. We are taking a national approach to marketing to take advantage of our scale in media buying, with pricing decisions being made at the regional level.

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  Focus on Top Properties. Our conventional properties are ranked by their contribution to free cash flow. We have 25 properties that contribute approximately 23% of our total free cash flow, which we characterize as our "Top 25." In these properties, management decision-making is close to the property level as 20 properties out of the Top 25 properties have community managers that report directly to a Regional Vice President.

  Affordable Activities

          In 2002, we formed Aimco Capital to integrate our affordable property operations, asset management and transaction activities. Our primary objective with Aimco Capital is to provide a predictable and increasing free cash flow through ownership and expertise in affordable properties and transactions. In order to enhance the value of our affordable properties, we seek to identify redevelopment opportunities and increase rent levels. In addition, we manage assets and transactions generating fees to Aimco Capital.

  Redevelopment of Properties

          We believe redevelopment of selected properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with relatively lower financial risk, in less time and with reduced delays due to governmental regulation. Our current policy is to generally limit redevelopments to approximately 10% of total common and preferred equity market capitalization, which, as of March 31, 2003 was approximately $4.9 billion. As of March 31, 2003, we had seven properties with 3,327 units under redevelopment having an estimated total investment (fair market value prior to redevelopment plus new redevelopment spending) of $374 million, of which approximately $43 million remains to be spent. Our share of the estimated total investment is $289 million of which approximately $28 million remains to be spent.

  Acquisitions

          We believe our acquisition strategies may increase profitability and predictability of earnings by expanding operations in select markets, gaining economies of scale and increasing opportunities to provide ancillary services to residents at acquired properties. We acquire additional properties primarily in three ways:

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  Direct Acquisitions. We may directly, including through mergers and other business combinations, acquire individual apartment properties or portfolios of apartment properties and controlling interests in entities that own or control such properties or portfolios. To date, a significant portion of our growth has resulted from the acquisition of other companies that owned or controlled apartment properties.

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  Increasing our Interest in Partnerships. For properties where we own a general partnership interest in the property-owning partnership, we may seek to acquire, subject to our fiduciary duties, the interests in the partnership held by third parties for cash or, in some cases, in exchange for common partnership units in the AIMCO operating partnership, or OP Units. Since 1996, we have completed over 2,500 tender offers with respect to various partnerships resulting in over 160,000 transactions totaling $826 million in cash and OP Units spent to purchase additional interests in such partnerships.

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  Acquisition of Managed Properties. Our property management operations have contributed to our acquisition activities. Since our initial public offering, we have acquired from our managed portfolio 16 properties comprising 5,697 apartment units for total consideration of $189.9 million. In addition, in September 2000, we acquired interests in 167 Oxford properties comprising 36,949 apartment units, which we had managed for a number of years previously, for a total purchase price of approximately $1.2 billion.

  Property Management Strategies

        We seek to improve the operating results from our property management operations by, among other methods, combining centralized financial control and uniform operating procedures with localized property management decision-making and market knowledge. Currently, our property management operations are organized by our two major business components of conventional and affordable. Our conventional management operations are organized into 15 regional operating centers, each of which is supervised by a Regional Vice-President. As discussed previously, we formed Aimco Capital to integrate our affordable property operations, asset management and transaction activities. Within Aimco Capital, the affordable management operations are organized into four regional operating centers, each of which is supervised by a Regional Vice-President. In attracting and retaining residents we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments and with single family homes that are available for rent or purchase in the markets in which our properties are located. Our properties also compete for residents with new and existing condominiums. The number of competitive properties in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. We compete with numerous real estate companies in acquiring, developing and managing apartment properties and in seeking residents to occupy our properties.

DESCRIPTION OF CLASS T CUMULATIVE PREFERRED STOCK

          The following summary of the material terms and provisions of the Class T Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter and the articles supplementary to our charter establishing the Class T Preferred Stock, each of which is available from us. This description of the particular terms of the Class T Preferred Stock supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. For purposes of this section, when we refer to "we," "us" or "the Company," we are referring only to Apartment Investment and Management Company.

General

          Under our charter, we are authorized to issue up to 510,587,500 shares of our capital stock, including common stock and preferred stock. As of July 11, 2003, 450,962,738 shares were classified as Class A Common Stock and 59,624,762 shares were classified as preferred stock.

          We are authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as our Board of Directors may determine by resolution. See "Description of Preferred Stock" in the accompanying prospectus. The Class T Preferred Stock will be a class of AIMCO's preferred stock. A total of            shares of Class T Preferred Stock will be authorized and the authorized shares of

Class A Common Stock will be reduced accordingly. Our other authorized and outstanding classes and series of preferred stock are as follows:

Class	Shares Authorized	Shares Outstanding
Class B Cumulative Convertible Preferred Stock ("Class B Preferred Stock")	750,000	—
Class C Cumulative Preferred Stock ("Class C Preferred Stock")	2,400,000	—
Class D Cumulative Preferred Stock ("Class D Preferred Stock")	4,200,000	4,200,000
Class G Cumulative Preferred Stock ("Class G Preferred Stock")	4,050,000	4,050,000
Class H Cumulative Preferred Stock ("Class H Preferred Stock")	2,000,000	2,000,000
Class I Cumulative Preferred Stock ("Class I Preferred Stock")	10,000,000	—
Class J Cumulative Convertible Preferred Stock ("Class J Preferred Stock")	1,250,000	—
Class K Convertible Cumulative Preferred Stock ("Class K Preferred Stock")	5,000,000	—
Class L Convertible Cumulative Preferred Stock ("Class L Preferred Stock")	5,000,000	2,500,000
Class M Convertible Cumulative Preferred Stock ("Class M Preferred Stock")	1,600,000	1,200,000
Class N Convertible Cumulative Preferred Stock ("Class N Preferred Stock")	4,000,000	4,000,000
Class O Cumulative Convertible Preferred Stock ("Class O Preferred Stock")	1,904,762	1,904,762
Class P Convertible Cumulative Preferred Stock ("Class P Preferred Stock")	4,000,000	3,999,662
Class Q Cumulative Preferred Stock ("Class Q Preferred Stock")	2,530,000	2,530,000
Class R Cumulative Preferred Stock ("Class R Preferred Stock")	6,940,000	6,940,000
Class S Cumulative Redeemable Preferred Stock ("Class S Preferred Stock")	4,000,000	4,000,000

Ranking

          The Class T Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, will rank (a) prior or senior to the common stock and any other class or series of our capital stock if the holders of Class T Preferred Stock are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Junior Stock"); (b) on a parity with the Class B Preferred Stock, the Class C Preferred Stock, Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class I Preferred Stock, the Class J Preferred Stock, the Class K Preferred Stock, the Class L Preferred Stock, the Class M Preferred Stock, the Class N Preferred Stock, the Class O Preferred Stock, the Class P Preferred Stock, the Class Q Preferred Stock, the Class R Preferred Stock, the Class S Preferred Stock and any other class or series of our capital stock if the holders of such class or series of stock and the Class T Preferred Stock shall be entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and (c) junior to any class or series of our capital stock if the holders of such class or series shall be entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class T Preferred Stock ("Senior Stock").

Dividends

          Holders of Class T Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for payment, quarterly cash dividends on the Class T Preferred Stock in an amount per share equal to $                      per share. The dividends shall be cumulative from             , 2003, the date of original issue, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. We shall pay dividends quarterly on January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day (each a "Dividend Payment Date"), beginning            , 2003. Any dividend payable on the Class T Preferred Stock for any partial dividend period will be computed ratably on the basis of twelve 30-day months and a 360-day year. The initial dividend payable on the Class T Preferred Stock will be $                      per share. Dividends will be payable in arrears to holders of record as they appear on our stock records at the close of business on the March 1, June 1, September 1, or December 1, as the case may be, before the applicable Dividend Payment Date. Holders of Class T Preferred Stock shall not be entitled to receive any dividends in excess of cumulative dividends on the Class T Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class T Preferred Stock that may be in arrears.

          When dividends are not paid in full upon the Class T Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Class T Preferred Stock and any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class T Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Class T Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends shall be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Class T Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of ours or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by us (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, we are not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

Liquidation Preference

          Upon our voluntary or involuntary liquidation, dissolution or winding up, before we make or set apart any payment or distribution for the holders of any shares of Junior Stock, the holders of shares of Class T Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class T Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Holders of Class T Preferred Stock shall not be entitled to any further payment. Until the holders of the Class T Preferred Stock have been paid the Class T Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up. If upon our liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of Class T Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class T Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class T Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of our assets, or a statutory share exchange. Upon our liquidation, dissolution or winding up, after payment shall have been made in full to the holders of Class T Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class T Preferred Stock and any Parity Stock shall not be entitled to share therein.

Redemption

          We may not redeem the shares of Class T Preferred Stock prior to            , 2008, except in certain limited circumstances relating to maintaining our ability to qualify as a REIT as described in "—Restrictions on Ownership and Transfer". On and after            , 2008, we may, at our option, redeem shares of Class T Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the Class T Liquidation Preference, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to the date fixed for redemption (the "Redemption Date"). The redemption price for the Class T Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by us or the AIMCO operating partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing securities issued by us or the AIMCO operating partnership.

          If we redeem any shares of Class T Preferred Stock and if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. We shall select the Redemption Date which shall not be less than 30 days nor more than 60 days after the date on which we send the notice of redemption. If full cumulative dividends on all outstanding shares of Class T Preferred Stock have not been paid or declared and set apart for payment, no shares of Class T Preferred Stock may be redeemed unless all outstanding shares of Class T Preferred Stock are simultaneously redeemed and neither we nor any of our affiliates may purchase or acquire shares of Class T Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Class T Preferred Stock.

          If fewer than all the outstanding shares of Class T Preferred Stock are to be redeemed, we will select those shares to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

          We shall mail notice of redemption of the Class T Preferred Stock to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder's address as the same appears on our stock records. Any notice that was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state:

  •
  the Redemption Date;

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  the number of shares of Class T Preferred Stock to be redeemed;

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  the place or places where certificates for the shares of Class T Preferred Stock are to be surrendered; and

  •
  the redemption price payable on the Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described above.

          From and after the Redemption Date (unless we default in the payment of our redemption obligation), dividends on the shares of Class T Preferred Stock to be redeemed will cease to accumulate or accrue, the shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease, except the right to receive the cash payable upon such redemption without interest thereon. If the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, record holders at the close of business on the record date will have the right to receive the dividend payable on the Dividend Payment Date.

          The Class T Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions except as provided under "—Restrictions on Ownership and Transfer."

          Subject to applicable law and the limitation on purchases when dividends on the Class T Preferred Stock are in arrears, we may, at any time and from time to time, purchase any shares of Class T Preferred Stock in the open market, by tender or by private agreement.

Voting Rights

          Holders of shares of Class T Preferred Stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

          If and whenever dividends on any shares of Class T Preferred Stock or any series or class of Parity Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the AIMCO Board of Directors shall be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock"), and the holders of shares of Class T Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class T Preferred Stock and of the Voting Preferred Stock called for that purpose. We must call such special meeting upon the request of any holder of shares of Class T Preferred Stock. Whenever dividends in arrears on outstanding shares of the Class T Preferred Stock and the Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class T Preferred Stock and of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting our Board of Directors shall be reduced accordingly.

          The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Class T Preferred Stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, our charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Class T Preferred Stock; provided, however, that no such vote of the holders of Class T Preferred Stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of Class T Preferred Stock. The amendment of or supplement to our charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, Class T Preferred Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class T Preferred Stock.

          With respect to the exercise of the above-described voting rights, each share of Class T Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class T Preferred Stock as a single class, then the Class T Preferred Stock and such other class or series shall have one quarter of one (0.25) vote per $25 of stated Class T Liquidation Preference.

Transfer Agent

          The registrar and transfer agent for the Class T Preferred Stock will be EquiServe, N.A.

Restrictions on Ownership and Transfer

          Ownership of shares of Class T Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock (including all shares of Class T Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all outstanding shares of capital stock (the "Ownership Limit"). Our Board of Directors may, upon appropriate evidence, waive the Ownership Limit. Further, certain transfers which may have the effect of causing us to lose our status as a REIT are void ab initio.

          Any person who acquires or attempts to acquire beneficial or constructive ownership of Class T Preferred Stock that will or may violate the Ownership Limit, or any person who would have owned Class T Preferred Stock except for the transfer of shares to the Trust as described below, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

          If any transfer of Class T Preferred Stock occurs which, if effective, would result in any person beneficially or constructively owning Class T Preferred Stock in excess or in violation of the Ownership Limit (a "Prohibited Transferee"), such shares of Class T Preferred Stock in excess of the Ownership Limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by us, and the Prohibited Transferee shall generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of Class T Preferred Stock held in the trust shall be issued and outstanding shares of AIMCO. The Prohibited Transferee shall not benefit economically from ownership of any shares of Class T Preferred Stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Class T Preferred Stock held in the trust. The trustee shall have all voting rights and rights to dividends with respect to shares of Class T Preferred Stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of Class T Preferred Stock have been transferred to the trustee shall be repaid to us upon demand, and any dividend or other distribution declared but unpaid with respect to such shares shall be rescinded as void. Any dividend or distribution so disgorged or rescinded shall be paid to the trustee and held in trust for the charitable beneficiaries.

          The trustee may sell the Class T Preferred Stock held in the trust to a person, designated by the trustee, whose ownership of the Class T Preferred Stock will not violate the Ownership Limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee shall receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the charitable beneficiaries.

          In addition, shares of Class T Preferred Stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we or our designee accepts such offer.

          If our Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of Class T Preferred Stock violates or will violate the Ownership Limit or certain other provisions of our charter prohibiting transfers that may have the effect of causing us to lose our REIT status, our Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing us to redeem such shares at the then current market price and on such other terms and conditions as our Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, our Board of Directors may take such action as it determines to be advisable to maintain our status as a REIT, including reducing the Ownership Limit in the event of a change in law.

          All certificates representing Class T Preferred Stock will bear a legend referring to the restrictions described above.

          Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Internal Revenue Code) of the outstanding shares of Class T Preferred Stock, within 30 days after January 1 of each year, will be required to give written notice to us stating the name and address of such owner, the number of shares of Class T Preferred Stock that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the Ownership Limit. In addition, each stockholder shall provide to us such information as we may request, in its sole discretion, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the Ownership Limit.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain Federal income tax considerations regarding an investment in Class T Preferred Stock is based on current law, is for general information only and is not tax advice. This summary supplements the discussion set forth in the accompanying prospectus under the heading "Certain Federal Income Tax Consequences." This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances.

          EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF CLASS T PREFERRED STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Distributions on Class T Preferred Stock

          For a discussion of the treatment of dividends and other distributions with respect to the shares of the Class T Preferred Stock, see "Certain Federal Income Tax Consequences—Taxation of Taxable Domestic Stockholders," "Certain Federal Income Tax Consequences—Taxation of Tax-Exempt Stockholders," "Certain Federal Income Tax Consequences—Taxation of Foreign Stockholders" in the accompanying prospectus. In determining the extent to which a distribution with respect to the Class T Preferred Stock constitutes a dividend for tax purposes, the earnings and profits of AIMCO will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred stock, and then to AIMCO common stock.

Redemption of Class T Preferred Stock

          A redemption of the Class T Preferred Stock will be treated under Section 302 of the Internal Revenue Code as a dividend taxable at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the Class T Preferred Stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Class T Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

          If a redemption of the Class T Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed Class T Preferred Stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Legislative or Other Actions Affecting REITS

          The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in AIMCO. The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act") reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (from May 6, 2003 through 2008) and for dividends payable by taxable C corporations to individuals generally from 38.6% to 15% (from January 1, 2003 through 2008). While gains from the sale of the stock of REITs are eligible for the reduced 15% tax rates, dividends payable by REITs are not eligible for the reduced tax rates except in limited circumstances. As a result, dividends received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum of 35% through 2010). The more favorable tax rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our Class T Preferred Stock.

          As stated in the accompanying prospectus under the heading "Certain Federal Income Tax Considerations—Information Reporting Requirements and Backup Withholding," holders of the Class T Preferred Stock may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, the Class T Preferred Stock. Pursuant to the Act, the backup withholding rate on such payments is reduced from 30% to 28% through 2010, following which the rate increases to 31%.

Recently Adopted Treasury Regulations

          If a holder of the Class T Preferred Stock recognizes a loss upon a subsequent disposition of the Class T Preferred Stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving "tax shelters" could apply to require a disclosure filing with the IRS concerning the loss generating transaction. While these regulations are directed towards tax shelters, they are quite broad, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisers concerning any possible disclosure obligation with respect to the receipt or disposition of the Class T Preferred Stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

          For a discussion of certain Federal income tax consequences relating to the acquisition, holding and disposition of the Class T Preferred Stock, please see the description in the accompanying prospectus under the heading "Certain Federal Income Tax Considerations."

UNDERWRITERS

          Subject to the terms and conditions stated in the underwriting agreement, dated the date of the prospectus supplement, each underwriter named below, has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our Class T Preferred Stock set forth opposite the underwriter's name.

Underwriters	Number of Shares
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
UBS Securities LLC
Total

          The underwriting agreement provides that the obligations of the underwriters to purchase the shares in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares.

          We expect that delivery of the shares of Class T Preferred Stock will be made against payments therefore on or about            , 2003, which is the 23rd business day following the date hereof. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Class T Preferred Stock on any day prior to the third business day before the date of the delivery of any payment on the shares of Class T Preferred Stock will be required, by virtue of the fact that the Class T Preferred Stock initially will settle in 23 business days from the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class T Preferred Stock who wish to trade shares on the day of pricing or the next 23 succeeding business days should consult their own advisor.

          We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to        additional shares of Class T Preferred Stock at the public offering price less the underwriting discount plus accrued dividends. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

          We have filed an application to list the Class T Preferred Stock on the NYSE. If approved, trading of the Class T Preferred Stock on the NYSE is expected to commence within the 30-day period after the Class T Preferred Stock is first issued. The underwriters have advised us that they intend to make a market in the Class T Preferred Stock prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Class T Preferred Stock, however, and may cease market-making activities, if commenced, at any time.

          Before this offering, there has been no public market for our Class T Preferred Stock. An active trading market for shares of our Class T Preferred Stock may not develop. Even if an active market does develop, the public price at which shares of our Class T Preferred Stock trade in the future may be below the offering price.

          The underwriters, for whom Wachovia Capital Markets, LLC, is acting as representative, propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession

not to exceed $            per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per share on sales to other dealers.

          The following table shows the underwriting discounts and commissions that we are to pay the underwriters in connection with this offering.

	No Exercise of Over Allotment Option	Full Exercise of Over Allotment Option
Per share of Class T Preferred Stock	$	$
Total	$	$

          In connection with the offering, the underwriters may purchase and sell shares of Class T Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class T Preferred Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing shares of Class T Preferred Stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for, or purchases of, shares in the open market while the offering is in progress. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Class T Preferred Stock. They may also cause the price of the Class T Preferred Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

          We have agreed for a period of 60 days from the date of this prospectus supplement, that we will not, without the prior written consent of the representative on behalf of the underwriters, sell, dispose of, hedge or take certain other actions with respect to any shares of our preferred stock or securities convertible into or exchangeable for our preferred stock, other than in any transaction not constituting a public offering in which the purchasers agree not to resell such securities for a period of sixty days from the date hereof.

          We estimate that our portion of the total expenses of this offering, other than the underwriting discounts and commissions referred to above, will be approximately $            .

          The underwriters have performed certain investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses.

          Certain of the underwriters or their affiliates have provided banking and other financial services to us or our affiliates from time to time for which they have received customary fees and expenses. Certain of the underwriters or their affiliates will in the future continue to provide banking and other financial services to us or our affiliates for which they will receive customary compensation. An affiliate of Wachovia Capital Markets, LLC, an underwriter in this offering, is a lender under our existing $440 million revolving credit facility and provides a separate $100 million capital commitment to us. We do not intend to use the net proceeds from this offering to repay outstanding amounts to Wachovia Capital Markets, LLC's affiliate.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

          Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois will act as counsel for the underwriters. The legality of the shares of Class T Preferred Stock offered hereby will be passed upon for us by Piper Rudnick LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP and Mayer, Brown, Rowe & Maw LLP will rely on Piper Rudnick LLP as to certain matters of Maryland law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and on our website at www.aimco.com. Our Securities Exchange Act of 1934 filing number is 1-13232.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

  •
  Proxy Statement for 2003 Annual Meeting of Stockholders of Apartment Investment and Management Company;

  •
  Apartment Investment and Management Company's Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Apartment Investment and Management Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003; and

  •
  Apartment Investment and Management Company's Current Reports on Form 8-K, dated May 30, 2003 (filed June 2, 2003) and June 3, 2003.

          You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

    Corporate Secretary
    Apartment Investment and Management Company
    4582 South Ulster Street Parkway
    Suite 1100
    Denver, Colorado 80237
    (303) 757-8101

          You should rely only on the information included or incorporated by reference in this memorandum. No person is authorized to provide you with different information.

PROSPECTUS

Apartment Investment and
Management Company

$821,806,085
Debt Securities
Preferred Stock
Equity Stock
Class A Common Stock
Warrants
Guarantees

AIMCO Properties, L.P.

$500,000,000
Debt Securities

          By this prospectus, we may offer debt securities of Apartment Investment and Management Company and AIMCO Properties, L.P., and preferred stock, equity stock, class A common stock, warrants and guarantees of Apartment Investment and Management Company. We will provide the specific terms of these securities in supplements to this prospectus.

          You should carefully consider the matters discussed under "Risk Factors" set forth in the applicable prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

November 6, 2001

          You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

AIMCO and the AIMCO Operating Partnership
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of AIMCO Debt Securities
Description of AIMCO Operating Partnership Debt Securities
Description of Preferred Stock
Description of Equity Stock
Description of Class A Common Stock
Provisions of Maryland Law Applicable to Preferred Stock, Equity Stock and Class A Common Stock
Description of Outstanding Classes of Preferred Stock
Description of Warrants
Plan of Distribution
Certain Federal Income Taxation Considerations
Where You Can Find More Information
Legal Matters
Experts

AIMCO AND THE AIMCO OPERATING PARTNERSHIP

          Apartment Investment and Management Company ("AIMCO"), a Maryland corporation incorporated on January 10, 1994, is a self-administered and self-managed REIT engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of June 30, 2001, we owned, managed or held an equity in interest in 312,409 apartment units in 1,622 properties located in 46 states, the District of Columbia and Puerto Rico. As of June 30, 2001, we:

  •
  owned or controlled (consolidated) 156,572 units in 575 apartment properties;

  •
  held an equity interest (unconsolidated) in 99,594 units in 607 apartment properties; and

  •
  managed 56,243 units in 440 apartment properties for third party owners and affiliates.

          We conduct substantially all of our operations through AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"). Our wholly-owned subsidiary is the sole general partner of the AIMCO Operating Partnership. As of June 30, 2001, we owned approximately an 86% interest in the AIMCO Operating Partnership. Generally, when we refer to "we," "us" or the "Company" in this prospectus, we are referring to AIMCO, the AIMCO Operating Partnership, and their respective subsidiaries.

          Our principal executive offices are located at Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

USE OF PROCEEDS

          Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate-related securities) and the financing of improvements or expansion of properties. Pending the use thereof, we intend to invest any net proceeds in short-term, interest-bearing securities. We will not receive any proceeds from the registered resale of any securities under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

          The table below reflects AIMCO's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the following periods: (i) the six months ended June 30, 2001 and 2000, and (ii) each of the five years ended December 31, 2000, 1999, 1998, 1997 and 1996. The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and partnership preferred unit distributions for the AIMCO Operating Partnership are the same as the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends, respectively, for such periods.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
Ratio of earnings to fixed charges(1)	1.5:1	1.6:1	1.6:1	2.3:1	1.8:1	1.6:1	1.6:1
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.2:1	1.3:1	1.3:1	1.6:1	1.4:1	1.5:1	1.6:1

(1)
The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized.

(2)
The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

DESCRIPTION OF AIMCO DEBT SECURITIES

General

          The following description sets forth certain general terms and provisions of the debt securities of AIMCO. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the prospectus supplement.

          The debt securities of AIMCO may be issued, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between AIMCO and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the Registration Statement which includes this prospectus. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used in this section which are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

          The debt securities will be direct, unsecured obligations of AIMCO. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, AIMCO will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by AIMCO.

          The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

          Debt securities may be issued and sold at a discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. Even if debt securities are not issued at a discount below their principal amount, such debt securities may, for United States Federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment characteristics. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a prospectus supplement relating thereto.

          Below is a description of some general terms of AIMCO's debt securities which may be specified in a prospectus supplement. You should read the prospectus supplement for a description of the debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

  •
  the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

  •
  the right or obligation, if any, of AIMCO to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  whether such debt securities are convertible or exchangeable into other debt securities or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  any special United States Federal income tax considerations applicable to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

          The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

  •
  the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of such series of debt securities; and

  •
  any special provisions for the payment of additional amounts with respect to the debt securities.

          Since the operations of AIMCO are currently conducted principally through its subsidiaries, AIMCO's cash flow and its consequent ability to service debt, including the debt securities, will be dependent, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to AIMCO, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to AIMCO by the subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of AIMCO to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that AIMCO is recognized as a creditor of such subsidiary, in which case the claims of AIMCO would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by AIMCO.

Conversion or Exchange

          No series of debt securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Form, Exchange, Registration and Transfer

          A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

          Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of AIMCO designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by AIMCO upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. AIMCO intends to initially appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by AIMCO with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by AIMCO with respect to any series of debt securities, AIMCO may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that AIMCO will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. AIMCO may at any time designate additional transfer agents with respect to any series of debt securities.

          In the event of any partial redemption of any series of debt securities, AIMCO will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

          Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as AIMCO may designate from time to time, except that, at the option of AIMCO, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

          Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as AIMCO's sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by AIMCO for the debt securities being offered will be named in the applicable prospectus supplement. AIMCO may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AIMCO will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

          All moneys paid by AIMCO to a paying agent for the payment of principal of, or interest, if any, on, any debt security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to AIMCO, and the holder of such debt security or any coupon will thereafter look only to AIMCO for payment thereof.

Global Debt Securities

          The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

          AIMCO may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than AIMCO) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of AIMCO under the debt securities and the indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of AIMCO's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, AIMCO shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

          Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

          Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

  •
  default in payment of the principal of any debt securities of such series;

  •
  default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

  •
  default by AIMCO in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and AIMCO's failure to cure such default within 60 days after receipt of such notice;

  •
  certain events of bankruptcy or insolvency; and

  •
  any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

          The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

          The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

  •
  such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

  •
  such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

  •
  the trustee shall have failed to comply with the request within such 60-day period.

          Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or interest on, any debt securities of such series or (ii) any default in respect of certain covenants or provisions in the indenture which may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in "Modification and Waiver," below.

          Each indenture provides that AIMCO shall deliver to the trustee within 120 days after the end of each fiscal year of AIMCO an officers' certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

          AIMCO and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

  •
  to add to the covenants, agreements and obligations of AIMCO for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon AIMCO;

  •
  to evidence the succession of another corporation, partnership or other entity to AIMCO and the assumption by such corporation, partnership or other entity of the obligations of AIMCO under the indenture and the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (i) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) modify the rights of the holder of any such debt securities with respect to such provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of debt securities.

          Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, AIMCO and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or the rate of interest on, any such debt security;

  •
  change the place or currency of payment of principal or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

          Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by AIMCO with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

          Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that AIMCO may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

          In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that AIMCO:

  •
  shall be discharged from its obligations in respect of the debt securities of such series ("defeasance and discharge"), or

  •
  may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such cessation shall not be an event of default with respect to the debt securities of such series.

          In each case, at any time prior to the stated maturity or redemption thereof, when AIMCO has irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

  •
  such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

          Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their own tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

          The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with AIMCO and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES

General

          The following description sets forth certain general terms and provisions of the debt securities of the AIMCO Operating Partnership to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

          The debt securities may be issued by the AIMCO Operating Partnership, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued under an indenture to be entered into among the AIMCO Operating Partnership, AIMCO (as guarantor, if applicable) and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the Registration Statement, of which this prospectus is a part. The indentures will be subject to and governed by the TIA. Capitalized terms used in this section which are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

          The debt securities issued by the AIMCO Operating Partnership will not be convertible. AIMCO will fully and unconditionally guarantee the payment obligations on all debt securities issued by the AIMCO Operating Partnership unless, at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c 3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) has rated such debt securities in one of its generic rating categories which signifies investment grade.

          The debt securities will be direct, unsecured obligations of the AIMCO Operating Partnership. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, the AIMCO Operating Partnership will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by the AIMCO Operating Partnership.

          The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

          Debt securities may be issued and sold at a discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. Even if debt securities are not issued at a discount below their principal amount, such debt securities may, for United States Federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment characteristics. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a prospectus supplement relating thereto.

          Below is a description of some general terms of the AIMCO Operating Partnership's debt securities which may be specified in a prospectus supplement. You should read the prospectus supplement for a description of the debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global debt security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer;

  •
  the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

  •
  the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

  •
  the right or obligation, if any, of the AIMCO Operating Partnership to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  any special United States Federal income tax considerations applicable to the debt securities;

  •
  whether the debt securities will be guaranteed by AIMCO and the terms of any such guarantee; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

          The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby in respect of which this prospectus is being delivered:

  •
  the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of such series of debt securities; and

  •
  any special provisions for the payment of additional amounts with respect to the debt securities.

          Since the operations of the AIMCO Operating Partnership are currently conducted principally through its subsidiaries, the AIMCO Operating Partnership's cash flow and its consequent ability to service debt, including the debt securities, will be dependent, in large part, upon the earnings of the subsidiaries and the distribution of those earnings to the AIMCO Operating Partnership, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the AIMCO Operating Partnership by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the AIMCO Operating Partnership to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the AIMCO Operating Partnership is recognized as a creditor of such subsidiary, in which case the claims of the AIMCO Operating Partnership would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the AIMCO Operating Partnership.

Form, Exchange, Registration and Transfer

          A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

          Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of the AIMCO Operating Partnership designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the AIMCO Operating Partnership upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The AIMCO Operating Partnership intends to initially appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by the AIMCO Operating Partnership with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by the AIMCO Operating Partnership with respect to any series of debt securities, the AIMCO Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the AIMCO Operating Partnership will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. The AIMCO Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

          In the event of any partial redemption of debt securities of any series, the AIMCO Operating Partnership will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

          Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as the AIMCO Operating Partnership may designate from time to time, except that, at the option of the AIMCO Operating Partnership, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

          Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as the AIMCO Operating Partnership's sole paying agent for payments with respect to the debt securities. Any other paying agents initially designated by the AIMCO Operating Partnership for the debt securities being offered will be named in the applicable prospectus supplement. The AIMCO Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the AIMCO Operating Partnership will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

          All moneys paid by the AIMCO Operating Partnership to a paying agent for the payment of principal of, or interest, if any, on, any debt security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the AIMCO Operating Partnership, and the holder of such debt security or any coupon will thereafter look only to the AIMCO Operating Partnership for payment thereof.

Guarantees

          If the AIMCO Operating Partnership issues any debt securities that are rated below investment grade at the time of issuance, AIMCO will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement relating to such debt securities.

Global Debt Securities

          The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

          The AIMCO Operating Partnership may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the AIMCO Operating Partnership) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the AIMCO Operating Partnership under the debt securities and the indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of the AIMCO Operating Partnership's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the AIMCO Operating Partnership shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

          Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

          Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

  •
  default in payment of the principal of any debt securities of such series;

  •
  default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

  •
  default by the AIMCO Operating Partnership (or AIMCO, in the case of a guarantee of such debt securities) in compliance with its other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of the AIMCO Operating Partnership (or AIMCO, in the case of a guarantee of such debt securities) to cure such default within 60 days after receipt of such notice;

  •
  certain events of bankruptcy or insolvency; and

  •
  any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

          The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

          The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

  •
  such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

  •
  such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

  •
  the trustee shall have failed to comply with the request within such 60-day period.

          Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or interest on, any debt securities of such series or (ii) any default in respect of certain covenants or provisions in the indenture which may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in "Modification and Waiver," below.

          Each indenture provides that the AIMCO Operating Partnership shall deliver to the trustee within 120 days after the end of each fiscal year of the AIMCO Operating Partnership an officers' certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

          The AIMCO Operating Partnership and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

  •
  to add to the covenants, agreements and obligations of the AIMCO Operating Partnership for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon the AIMCO Operating Partnership;

  •
  to evidence the succession of another corporation, partnership or other entity to the AIMCO Operating Partnership and the assumption by such corporation, partnership or other entity on of the obligations of the AIMCO Operating Partnership, under the indenture and the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (i) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) modify the rights of the holder of any such debt securities with respect to such provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of debt securities.

          Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, the AIMCO Operating Partnership and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or the rate of interest on, any such debt security;

  •
  change the place or currency of payment of principal or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

          Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by the AIMCO Operating Partnership with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

          Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that the AIMCO Operating Partnership may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

          In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that the AIMCO Operating Partnership

  •
  shall be discharged from its obligations in respect of the debt securities of such series ("defeasance and discharge"), or

  •
  may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such cessation shall not be an event of default with respect to the debt securities of such series.

          In each case, at any time prior to the stated maturity or redemption thereof, when the AIMCO Operating Partnership has irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

  •
  such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

          Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their own tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

          The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with the AIMCO Operating Partnership and each of their subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF PREFERRED STOCK

General

          Under its charter, AIMCO may issue, from time to time, shares of one or more classes or series of preferred stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the preferred stock. The particular terms of any class or series of preferred stock offered by any prospectus supplement, and the extent, if any, to which these general provisions may apply to the class or series of preferred stock so offered will be described in the prospectus supplement. The following summary of the material provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of preferred stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement which includes this prospectus at or prior to the time of issuance of such series of preferred stock.

          As of November 6, 2001, AIMCO's charter authorized the issuance of 510,587,500 shares of capital stock, of which 53,624,762 shares were classified as preferred stock. See "Description of Outstanding Classes of Preferred Stock." The Board of Directors of AIMCO is authorized to issue shares of preferred stock, in one or more classes or series, and may classify and reclassify any of its unissued capital stock into shares of preferred stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law and AIMCO's charter.

          The AIMCO Board of Directors is authorized to determine for each class or series of preferred stock, and the prospectus supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto:

  •
  the designation of such shares and the number of shares that constitute such class or series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and the priority as to payment of dividends with respect to other classes or series of capital stock of AIMCO;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of AIMCO and any other rights of the shares of such class or series upon any liquidation or winding up of AIMCO;

  •
  whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of AIMCO;

  •
  whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of AIMCO;

  •
  whether the shares of such class or series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to such class or series of preferred stock; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of preferred stock not inconsistent with AIMCO's charter and Maryland law.

Convertibility

          No class or series of preferred stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Dividends

          Holders of shares of preferred stock, are entitled to receive, when and as declared by AIMCO's Board of Directors, out of funds legally available therefor, dividends payable at such dates and at such rates, if any, as set forth in the applicable prospectus supplement.

          Unless otherwise set forth in the applicable prospectus supplement, each class or series of preferred stock that may be issued and sold pursuant hereto will rank junior as to dividends to any class or series preferred stock that may be issued in the future that is expressly made senior as to dividends. If at any time AIMCO has failed to pay accrued dividends on any such senior preferred stock at the time such dividends are payable, AIMCO may not pay any dividend on junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until such accumulated but unpaid dividends on such senior preferred stock have been paid or set aside for payment in full by AIMCO.

          Unless otherwise set forth herein or in the applicable prospectus supplement relating to any class or series of preferred stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in common stock, equity stock, or other capital stock ranking junior to the preferred stock of any class or series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any common stock, equity stock, or any other capital stock of AIMCO ranking junior to or on a parity with the preferred stock of such class or series as to dividends, nor shall any common stock, equity stock, or any other capital stock of AIMCO ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by AIMCO (except by conversion into or exchange for other capital stock of AIMCO ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless:

  •
  if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

  •
  if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any junior or parity preferred stock, common stock or equity stock, may be converted into or exchanged for stock of AIMCO ranking junior to the preferred stock as to dividends.

          The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

Redemption and Sinking Fund

          No class or series of preferred stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

Liquidation Rights

          Unless otherwise set forth herein or in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up of AIMCO, the holders of shares of each class or series of preferred stock that may be issued and sold pursuant hereto are entitled to receive out of assets of AIMCO available for distribution to stockholders, before any distribution of assets is made to holders of any other shares of preferred stock ranking junior to such class or series of preferred stock as to rights upon liquidation, dissolution or winding up, or holders of common stock or equity stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such class or series of preferred stock plus any dividends accumulated and accrued but unpaid to the date of final distribution; but the holders of each class or series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of AIMCO's capital stock ranking senior to such class or series of preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of AIMCO, the amounts payable with respect to any class or series of preferred stock, and any other preferred stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a class or series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of assets by AIMCO. For these purposes, neither a consolidation or merger of AIMCO with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of AIMCO.

Voting Rights

          Holders of preferred stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable prospectus supplement or as otherwise from time to time required by law. Whenever dividends on any applicable class or series of preferred stock or any other class or series of stock ranking on a parity with the applicable class or series of preferred stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such class or series of preferred stock (voting separately as a class with all other classes and series of preferred stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of AIMCO at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such class or series of preferred stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such preferred stock shall terminate immediately upon the termination of the right of the holders of such preferred stock to vote for directors. Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock that may be issued and sold pursuant hereto will have one vote for each share held.

          So long as any shares of any class or series of preferred stock remain outstanding, AIMCO shall not, without the consent of holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, voting separately as a class with all other classes and series of preferred stock of AIMCO upon which like voting rights have been conferred and are exercisable:

  •
  issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding preferred stock as to dividends or upon liquidation; or

  •
  amend, alter or repeal the provisions of AIMCO's charter relating to such classes or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized common stock, equity stock, or preferred stock or any increase or decrease in the number of shares of any class or series of preferred stock, equity stock or the creation and issuance of other series of common stock, equity stock, or preferred stock ranking on a parity with or junior to preferred stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

Miscellaneous

          The holders of preferred stock will have no preemptive rights. The preferred stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of preferred stock redeemed or otherwise reacquired by AIMCO shall resume the status of authorized and unissued shares of preferred stock undesignated as to class or series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on, and the redemption or repurchase of, any class or series of preferred stock may be restricted by loan agreements, indentures and other agreements entered into by AIMCO. The accompanying prospectus supplement will describe any material contractual restrictions on such dividend payments.

No Other Rights

          The shares of a class or series of preferred stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or AIMCO's charter or as otherwise required by law.

Transfer Agent and Registrar

          The transfer agent and registrar for each class or series of preferred stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement.

DESCRIPTION OF EQUITY STOCK

General

          Under its charter, AIMCO may issue, from time to time, shares of one or more classes or series of equity stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the equity stock. The particular terms of any class or series of equity stock offered by any prospectus supplement, and the extent, if any, to which these general provisions may apply to the series of equity stock so offered will be described in the prospectus supplement. The following summary of the material provisions of the equity stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of equity stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement which includes this prospectus at or prior to the time of issuance of such series of equity stock.

          As of November 6, 2001, AIMCO's charter authorized the issuance of 510,587,500 shares of capital stock, of which no shares were classified as equity stock. The Board of Directors of AIMCO is authorized to issue shares of equity stock, in one or more classes or subclasses, and may classify and reclassify any of its unissued capital stock into shares of equity stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law and AIMCO's charter.

          The AIMCO Board of Directors is authorized to determine for each class or series of equity stock, and the prospectus supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto:

  •
  the designation of such shares and the number of shares that constitute such class or series;

  •
  the number of shares of such class or series being offered, the liquidation rights and the offering price of the shares;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and its relative ranking as to payment of dividends with respect to other classes or series of capital stock of AIMCO;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  any rights of the shares of such class or series upon any liquidation or winding up of AIMCO;

  •
  whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of AIMCO;

  •
  whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of AIMCO;

  •
  whether the shares of such class or series of equity stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to such class or series of equity stock; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of equity stock not inconsistent with AIMCO's charter and Maryland law.

Ranking

          Unless otherwise specified in the applicable prospectus supplement, equity stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, rank on a parity with the class A common stock, subject to any maximum or minimum distribution to holders of equity stock specified in the applicable prospectus supplement.

Convertibility

          The terms and conditions, if any, upon which shares of any class or series of equity stock are convertible into class A common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of class A common stock into which the equity stock is convertible, the conversion price (or manner of calculation), the conversion period, provisions as to whether conversion will be at AIMCO's option or at the option of the holders of the equity stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the class or series of equity stock.

Dividends

          Holders of shares of each class or series of equity stock will be entitled to receive, when, as and if declared by AIMCO's Board of Directors, out funds legally available therefor, cash dividends at such dates and at such rates as set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by AIMCO's Board of Directors. Unless otherwise specified in the applicable prospectus supplement, dividends on equity stock will not be cumulative.

Redemption

          The shares of each class or series of equity stock will be subject to mandatory redemption or redemption at AIMCO's option, in whole or in part, in each case, to the extent set forth in the applicable prospectus supplement. The prospectus supplement relating to a class or series of equity stock subject to mandatory redemption will specify the number of shares of that class or series that AIMCO must redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends (which will not, if that series does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.

          If fewer than all of the outstanding shares of equity stock of any class or series offered are to be redeemed, the number of shares to be redeemed will be determined by AIMCO and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by AIMCO.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of equity stock of any class or series to be redeemed at the address shown on AIMCO's stock transfer books. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and class or series of the equity stock to be redeemed and, if fewer than all such shares are to be redeemed, the number of shares to be redeemed from such holder;

  •
  the place or places where certificates for shares of that class or series are to be surrendered for payment of the redemption price; and

  •
  the redemption price.

          If notice has been given as provided above, unless AIMCO defaults in providing funds for the payment of the redemption price on that date, then from and after the redemption date all dividends on the equity stock called for redemption will cease. From and after the redemption date, unless AIMCO defaults, all rights of the holders of the equity stock, except the right to receive the redemption price (but without interest), will cease.

Liquidation Rights

          In the event of any liquidation, dissolution or winding up of AIMCO, before AIMCO makes any distribution or payment to the holders of the equity stock or any other class or series of AIMCO's capital stock ranking junior to any class or series of preferred stock, the holders of each class or series of preferred stock will be entitled to receive out of AIMCO's assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all accrued and unpaid dividends (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of AIMCO's remaining assets.

          If liquidating distributions have been made in full to all holders of preferred stock, AIMCO's remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, including the equity stock, according to their respective rights and, in each case, according to their respective number of shares. For these purposes, neither a consolidation or merger of AIMCO with another corporation nor a sale of securities shall be considered a liquidation, dissolution of winding up of AIMCO.

          Unless otherwise specified in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up of AIMCO, holders of the equity stock will rank on a parity with the holders of the class A common stock, subject to any maximum or minimum distribution to holders of equity stock specified in the applicable prospectus supplement.

Voting Rights

          Unless otherwise specified in the applicable prospectus supplement, holders of the equity stock will vote with holders of the class A common stock. No consent or approval of the holders of any series of equity stock will be required for the issuance from our authorized but unissued equity stock of other shares of any class or series of equity stock including shares of the same class or series of equity stock.

Restrictions on Ownership and Transfer

          Ownership of shares of each class or series of equity stock by any person is limited such that the sum of the aggregate value of all capital stock of AIMCO owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all outstanding shares of capital stock. AIMCO's Board of Directors may upon appropriate evidence waive the ownership limit. Further, certain transfers which may have the effect of causing AIMCO to lose its status as a REIT are void ab initio.

          Any person who acquires or attempts to acquire beneficial or constructive ownership of equity stock that will or may violate the ownership limit, or any person who would have owned equity stock except for the transfer of shares to the trust as described below, is required to give notice immediately to AIMCO and provide AIMCO with such other information as AIMCO may request in order to determine the effect of such transfer on AIMCO's status as a REIT.

          If any transfer of equity stock occurs which, if effective, would result in any person beneficially or constructively owning equity stock in excess or in violation of the ownership limit (a "Prohibited Transferee"), such shares of equity stock in excess of the ownership limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by AIMCO, and the Prohibited Transferee will generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of equity stock held in the trust shall be issued and outstanding shares of AIMCO. The Prohibited Transferee will not benefit economically from ownership of any shares of equity stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of equity stock held in the trust. The trustee will have all voting rights and rights to dividends with respect to shares of equity stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the discovery by AIMCO that shares of equity stock have been transferred to the trustee will be repaid to AIMCO upon demand, and any dividend or other distribution declared but unpaid with respect to such shares will be rescinded as void. Any dividend or distribution so disgorged or rescinded will be paid to the trustee and held in trust for the charitable beneficiaries.

          The trustee may sell the equity stock held in the trust to a person, designated by the trustee, whose ownership of the equity stock will not violate the ownership limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee will receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee will be payable to the charitable beneficiaries.

          In addition, shares of equity stock held in the trust will be deemed to have been offered for sale to AIMCO, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date AIMCO or its designee accepts such offer.

          If AIMCO's Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of equity stock violates or will violate the ownership limit or certain other provisions of AIMCO's charter prohibiting transfers which may have the effect of causing AIMCO to lose its REIT status, AIMCO's Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing AIMCO to redeem such shares at the then current market price on and on such other terms and conditions as AIMCO's Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, AIMCO's Board of Directors may take such action as it determines to be advisable to maintain AIMCO's status as a REIT, including reducing the ownership limit in the event of a change in law.

          Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Code) of the outstanding shares of any class or series of equity stock, within 30 days after January 1 of each year, is required to give written notice to AIMCO stating the name and address for such owner, the number of shares of that class or series of equity stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to AIMCO such additional information as AIMCO may request in order to determine the effect, if any, of such ownership on AIMCO's status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to AIMCO such information as AIMCO may request, in its sole discretion, in order to determine AIMCO's status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the ownership limit.

Miscellaneous

          The holders of equity stock will have no preemptive rights. The shares of equity stock will be, when issued, fully paid and nonassessable. Shares of equity stock redeemed or otherwise reacquired by AIMCO shall resume the status of authorized and unissued shares of the applicable class or series of equity stock, and shall be available for subsequent issuance. Payment of dividends on, and the redemption or repurchase of, any class or series of equity stock may be restricted by loan agreements, indentures and other agreements entered into by AIMCO. The accompanying prospectus supplement will describe any material contractual restrictions on such dividend payments.

No Other Rights

          The shares of a class or series of equity stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or AIMCO's charter or as otherwise required by law.

Transfer Agent and Registrar

          The transfer agent and registrar for each class or series of equity stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement.

DESCRIPTION OF CLASS A COMMON STOCK

General

          As of November 6, 2001, AIMCO's charter authorizes the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, of which 456,962,738 shares were classified as class A common stock. As of October 31, 2001, there were 74,280,257 shares of class A common stock issued and outstanding. The class A common stock is traded on the NYSE under the symbol "AIV." Fleet National Bank serves as transfer agent and registrar of the class A common stock.

          Holders of the class A common stock are entitled to receive dividends, when and as declared by AIMCO's Board of Directors, out of funds legally available therefor. The holders of shares of class A common stock, upon any liquidation, dissolution or winding up of AIMCO, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIMCO and any liquidation preferences of preferred stock and equity stock. The shares of class A common stock possess ordinary voting rights for the election of directors of AIMCO and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of class A common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of class A common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of class A common stock do not have preemptive rights, which means they have no right to acquire any additional shares of class A common stock that may be issued by AIMCO at a subsequent date.

Restrictions on Ownership and Transfer

          For AIMCO to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because AIMCO's Board of Directors believes that it is essential for AIMCO to continue to qualify as a REIT and to provide additional protection for AIMCO's stockholders in the event of certain transactions, AIMCO's Board of Directors has adopted provisions of the charter restricting the acquisition of shares of class A common stock.

          Subject to certain exceptions specified in the charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of class A common stock. For purposes of calculating the amount of stock owned by a given individual, the individual's class A common stock and partnership common units ("OP Units") of the AIMCO Operating Partnership are aggregated. Under certain conditions, AIMCO's Board of Directors may waive the ownership limit. However, in no event may such holder's direct or indirect ownership of class A common stock exceed 9.8% of the total outstanding shares of class A common stock. As a condition of such waiver, AIMCO Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of class A common stock in excess of the ownership limit, or shares of class A common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of class A common stock transferred in excess of the ownership limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (i) such transferee's original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (ii) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that AIMCO's Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of class A common stock bear a legend referring to the restrictions described above.

          All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of class A common stock must file a written statement or an affidavit with AIMCO containing the information specified in the AIMCO charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIMCO in writing such information with respect to the direct, indirect and constructive ownership of shares as AIMCO's Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

          The ownership limitations may have the effect of precluding acquisition of control of AIMCO by a third party unless AIMCO's Board of Directors determines that maintenance of REIT status is no longer in the best interests of AIMCO.

PROVISIONS OF MARYLAND LAW APPLICABLE TO PREFERRED STOCK, EQUITY STOCK AND CLASS A COMMON STOCK

Business Combinations

          Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate or associate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of AIMCO, ownership of OP Units will be treated as beneficial ownership of the shares of class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The business combination statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The AIMCO Board of Directors has not passed such a resolution.

Control Share Acquisitions

          Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of AIMCO, ownership of OP Units will be treated as beneficial ownership of the shares of class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

          A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation's Board of Directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

          The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in AIMCO's charter bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer.

DESCRIPTION OF OUTSTANDING CLASSES OF PREFERRED STOCK

Outstanding Classes Of Preferred Stock

          As of November 6, 2001, AIMCO's charter authorized 53,624,762 shares of preferred stock with a par value of $.01 per share. AIMCO is authorized to issue shares of preferred stock in one or more classes or series, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as AIMCO's Board of Directors may determine by resolution. As of October 11, 2001, AIMCO had the following classes of preferred stock issued and outstanding, or authorized for issuance:

Class	Shares Authorized	Shares Outstanding	Quarterly Dividend Per Share		Liquidation Preference Per Share	Conversion Price
Class B Cumulative Convertible Preferred Stock	750,000	419,471	$1.78125	(1)(2)	$100.00	$30.45
Class C Cumulative Preferred Stock	2,400,000	2,400,000	$0.5625		$25.00	—
Class D Cumulative Preferred Stock	4,200,000	4,200,000	$0.546875		$25.00	—
Class G Cumulative Preferred Stock	4,050,000	4,050,000	$0.5859375		$25.00	—
Class H Cumulative Preferred Stock	2,000,000	2,000,000	$0.59375		$25.00	—
Class I Cumulative Preferred Stock	10,000,000	0	$0.50		$25.00	—
Class J Cumulative Convertible Preferred Stock	1,250,000	0	$2.375		$100.00	$40.00
Class K Convertible Cumulative Preferred Stock	5,000,000	5,000,000	$0.50	(1)(3)	$25.00	$42.00
Class L Convertible Cumulative Preferred Stock	5,000,000	5,000,000	$0.50625	(1)(4)	$25.00	$46.48
Class M Convertible Cumulative Preferred Stock	1,600,000	1,200,000	$0.53125	(1)(5)	$25.00	$44.00
Class N Convertible Cumulative Preferred Stock	4,000,000	4,000,000	$0.5625	(1)(6)	$25.00	$52.50
Class O Cumulative Convertible Preferred Stock	1,904,762	1,904,762	$1.18125	(1)(6)	$52.50	$52.50
Class P Convertible Cumulative Preferred Stock	4,000,000	4,000,000	$0.5625	(1)(6)	$25.00	$56.00
Class Q Cumulative Preferred Stock	2,530,000	2,530,000	$0.63125		$25.00	—
Class R Cumulative Preferred Stock	4,940,000	4,940,000	$0.625		$25.00	—

(1)
The shares entitle the holders thereof to receive quarterly cash dividends equal to the greater of the amount indicated or the dividend then payable on the shares of class A common stock into which shares of such class of preferred stock are then convertible.

(2)
If the IRS were to make a final determination that AIMCO does not qualify as a REIT in accordance with Sections 856 through 860 of the Code, the quarterly cash dividends on the Class B Convertible Cumulative Preferred Stock would increase to $3.03125 per share.

(3)
From and after February 18, 2002, the quarter's dividend increases to $0.625 per share.

(4)
From and after May 28, 2002, the quarter's dividend increases to $0.625 per share.

(5)
From and after January 13, 2003, the quarter's dividend increases to $0.578125 per share.

(6)
Subject to adjustment on a change of control.

Ranking

          Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO:

  •
  prior or senior to the class A common stock, the equity stock and any other class or series of capital stock of AIMCO if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Junior Stock");

  •
  on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of AIMCO if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and

  •
  junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of that class of preferred stock ("Senior Stock").

Dividends

          Holders of each authorized class of preferred stock are entitled to receive, when and as declared by AIMCO's Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, "Quarterly Dividend Per Share." The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

          When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of AIMCO or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by us (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph (except with respect to the Class B Cumulative Convertible Preferred Stock and Class O Cumulative Convertible Preferred Stock), we are not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

Liquidation Preference

          Upon any voluntary or involuntary liquidation, dissolution or winding up of AIMCO, before we make or set apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, "Liquidation Preference Per Share," plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of AIMCO. If, upon any liquidation, dissolution or winding up of AIMCO, our assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class or series of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of AIMCO does not include our consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of our assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of AIMCO, after payment shall have been made in full to the holders of preferred stock, any other classes or series of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption

          Except as described below and in certain limited circumstances relating to maintaining our ability to qualify as a REIT as described in "—Restrictions on Ownership and Transfer," we may not redeem the shares of preferred stock. On or after the dates set forth in the table below, we may, at our option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, "Price," plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of capital shares by us or the AIMCO Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, equity stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by us or the AIMCO Operating Partnership.

Class	Date	Price
Class B Cumulative Convertible Preferred Stock	August 4, 2002	100%
Class C Cumulative Preferred Stock	December 23, 2002	100%
Class D Cumulative Preferred Stock	February 19, 2003	100%
Class G Cumulative Preferred Stock	July 15, 2008	100%
Class H Cumulative Preferred Stock	August 14, 2003	100%
Class I Cumulative Preferred Stock	March 1, 2005	100%
Class K Cumulative Preferred Stock	February 20, 2002 February 18, 2003	102 100	% %
Class L Convertible Cumulative Preferred Stock	May 28, 2002 May 28, 2003	102.025 100	% %
Class M Convertible Cumulative Preferred Stock	January 13, 2003 January 13, 2004	102 100	% %
Class N Convertible Cumulative Preferred Stock	September 12, 2000 September 12, 2003 September 12, 2004	105 104 102	%(1) % %
Class O Cumulative Convertible Preferred Stock	September 15, 2003 September 15, 2004	104 102	% %
Class P Convertible Cumulative Preferred Stock	March 26, 2004	100	%(2)
Class Q Cumulative Preferred Stock	March 19, 2006	100%
Class R Cumulative Preferred Stock	July 20, 2006	100%

(1)
Redeemable prior to September 12, 2003 only on or after the occurrence of a change of control.

(2)
Redeemable prior to March 26, 2004 (i) if the market price of class A common stock is $56 or higher, in which case AIMCO may redeem such shares for 6 months following any day on which such market price exceeds $56, or (ii) on or after the occurrence of a change of control.

          Except as described below or under "—Restrictions on Ownership and Transfer," none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

          The agreement pursuant to which AIMCO issued the Class B Cumulative Convertible Preferred Stock provides that the investor that purchased such shares may require AIMCO to repurchase such investor's Class B Cumulative Convertible Preferred Stock in whole or in part at a price of 105% of the liquidation preference thereof, plus accrued and unpaid dividends on the purchased shares, if (i) AIMCO shall fail to continue to be taxed as a REIT pursuant to Sections 856 through 860 of the Code, or (ii) upon the occurrence of a change of control (as defined in such agreement). The agreement also provides that, so long as the investor owns Class B Cumulative Convertible Preferred Stock with an aggregate liquidation preference of at least $18.75 million, neither AIMCO, the AIMCO Operating Partnership nor any subsidiary of AIMCO may issue preferred securities or incur indebtedness for borrowed money if immediately following such issuance and after giving effect thereto and the application of the net proceeds therefrom, AIMCO's ratio of aggregate consolidated earnings before interest, taxes, depreciation and amortization to aggregate consolidated fixed charges for the four fiscal quarters immediately preceding such issuance would be less than 1.5 to 1.

          In addition to being redeemable for cash, AIMCO may, at its option, redeem shares of Class K Cumulative Preferred Stock for a number of shares of class A common stock equal to (i) 105% of the applicable cash redemption price, divided by (ii) the lesser of (x) the average of the daily closing prices of the class A common stock for the 20 consecutive trading days immediately preceding the date of the applicable redemption notice and (y) the closing price of the class A common stock on the trading day immediately preceding the first business day immediately preceding the date of the applicable redemption notice.

Conversion

          The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of class A common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless AIMCO defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and AIMCO receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of AIMCO are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by AIMCO. No fractional shares of class A common stock or scrip representing fractions of a share of class A common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of class A common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, AIMCO will pay to the holder of such shares an amount in cash based upon the closing price of the class A common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of class A common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, AIMCO will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the class A common stock the record date for which is after the conversion date and which AIMCO shall pay in the ordinary course to the record holder as of the record date) on the class A common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

          Each conversion price is subject to adjustment upon the occurrence of certain events, including:

  •
  if AIMCO pays a dividend or makes a distribution on its capital stock in shares of class A common stock;

  •
  if AIMCO subdivides its outstanding class A common stock into a greater number of shares;

  •
  if AIMCO combines its outstanding class A common stock into a smaller number of shares;

  •
  if AIMCO issues any shares of capital stock by reclassification of its outstanding class A common stock;

  •
  if AIMCO issues rights, options or warrants to holders of class A common stock entitling them to subscribe for or purchase class A common stock at a price per share less than the fair market value thereof;

  •
  if AIMCO makes a distribution on its class A common stock other than in cash or shares of class A common stock; and

  •
  with respect to the Class B Cumulative Convertible Preferred Stock, or the Class O Cumulative Convertible Preferred Stock, if AIMCO shall acquire, pursuant to an issuer or self tender offer, all or any portion of the outstanding class A common stock and such tender offer involves the payment of consideration per share of class A common stock having a fair market value that exceeds the current market price per share.

          Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in AIMCO's charter.

          AIMCO has the right to require that all or part of the outstanding Class J Cumulative Convertible Preferred Stock be converted into class A common stock at a conversion price of $40 (i) at any time after November 6, 2002, if the market price of the class A common stock in the five most recent trading days is equal to or greater than $40, or (ii) at any time on or prior to November 6, 2002, if the internal rate of return on the Class J Cumulative Convertible Preferred Stock exceeds 12.5%.

          If the internal rate of return on the Class O Cumulative Convertible Preferred Stock exceeds 20.0% per annum at any time between September 15, 2001 and September 15, 2002, AIMCO has the right to require that up to 952,381 shares of the Class O Cumulative Convertible Preferred Stock be converted into shares of class A common stock. If the internal rate of return on the Class O Cumulative Convertible Preferred Stock exceeds 20.0% per annum at any time between September 15, 2002 and September 15, 2003, AIMCO has the right to require that all or any portion of the outstanding shares of Class O Cumulative Convertible Preferred Stock be converted into shares of class A common stock.

Voting Rights

          Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

          If and whenever dividends on any shares of any class of preferred stock or any class or series of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting AIMCO's Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock"), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of class or series, will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting AIMCO's Board of Directors shall be reduced accordingly. Holders of Class B Cumulative Convertible Preferred Stock, together with the holders of shares of all other classes of preferred stock then entitled to exercise similar voting rights, voting as a single class, are also entitled to elect one director of AIMCO if, for two consecutive quarterly dividend periods, AIMCO fails to pay at least $0.4625 per share in dividends on the class A common stock. Holders of Class N Convertible Cumulative Preferred Stock, Class O Cumulative Convertible Preferred Stock and Class P Convertible Cumulative Preferred Stock, together with the holders of shares of all other classes of preferred stock then entitled to exercise similar voting rights, voting as a single class, are also entitled to elect one director of AIMCO if, for two consecutive quarterly dividend periods, AIMCO fails to pay at least $0.595 per share in dividends on the class A common stock.

          The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (ii) amend, alter or repeal any provision of, or add any provision to, our charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class L Convertible Cumulative Preferred Stock, Class N Convertible Cumulative Preferred Stock, Class O Cumulative Convertible Preferred Stock and Class P Convertible Cumulative Preferred Stock, would convert such preferred stock into cash or any other security other than preferred stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to our charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Restrictions on Ownership and Transfer

          Ownership of shares of each class of preferred stock by any person is limited such that the sum of the aggregate value of all capital stock of AIMCO owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all outstanding shares of capital stock. AIMCO's Board of Directors may upon appropriate evidence waive the ownership limit. Further, certain transfers which may have the effect of causing AIMCO to lose its status as a REIT are void ab initio.

          Any person who acquires or attempts to acquire beneficial or constructive ownership of preferred stock that will or may violate the ownership limit, or any person who would have owned preferred stock except for the transfer of shares to the trust as described below, is required to give notice immediately to AIMCO and provide AIMCO with such other information as AIMCO may request in order to determine the effect of such transfer on AIMCO's status as a REIT.

          If any transfer of preferred stock occurs which, if effective, would result in any person beneficially or constructively owning preferred stock in excess or in violation of the ownership limit (a "Prohibited Transferee"), such shares of preferred stock in excess of the ownership limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by AIMCO, and the Prohibited Transferee will generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of preferred stock held in the trust shall be issued and outstanding shares of AIMCO. The Prohibited Transferee will not benefit economically from ownership of any shares of preferred stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of preferred stock held in the trust. The trustee will have all voting rights and rights to dividends with respect to shares of preferred stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the discovery by AIMCO that shares of preferred stock have been transferred to the trustee will be repaid to AIMCO upon demand, and any dividend or other distribution declared but unpaid with respect to such shares will be rescinded as void. Any dividend or distribution so disgorged or rescinded will be paid to the trustee and held in trust for the charitable beneficiaries.

          The trustee may sell the preferred stock held in the trust to a person, designated by the trustee, whose ownership of the preferred stock will not violate the ownership limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee will receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee will be payable to the charitable beneficiaries.

          In addition, shares of preferred stock held in the trust will be deemed to have been offered for sale to AIMCO, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date AIMCO or its designee accepts such offer.

          If AIMCO's Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of preferred stock violates or will violate the ownership limit or certain other provisions of AIMCO's charter prohibiting transfers which may have the effect of causing AIMCO to lose its REIT status, AIMCO's Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing AIMCO to redeem such shares at the then current market price on and on such other terms and conditions as AIMCO's Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, AIMCO's Board of Directors may take such action as it determines to be advisable to maintain AIMCO's status as a REIT, including reducing the ownership limit in the event of a change in law.

          Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Code) of the outstanding shares of any class of preferred stock, within 30 days after January 1 of each year, is required to give written notice to AIMCO stating the name and address for such owner, the number of shares of that class of preferred stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to AIMCO such additional information as AIMCO may request in order to determine the effect, if any, of such ownership on AIMCO's status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to AIMCO such information as AIMCO may request, in its sole discretion, in order to determine AIMCO's status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the ownership limit.

DESCRIPTION OF WARRANTS

General

          AIMCO may issue, together with other securities registered herein or separately, warrants for the purchase of debt securities, preferred stock, equity stock or class A common stock. The warrants may be issued under a warrant agreement to be entered into between AIMCO and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The warrant agent will act solely as an agent of AIMCO in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The warrant agreement for each warrant, including the forms of certificates representing the warrants, will be filed as an exhibit to, or incorporated by reference in, the Registration Statement, which will include this prospectus, at or prior to the time of the issuance of such warrants.

          The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of the material provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement and warrant certificate, including the definitions therein of certain terms.

          The AIMCO Board of Directors is authorized to determine, and the applicable prospectus supplement will set forth the terms of the warrants, the warrant agreement relating to such warrants, and the certificates representing such warrants, including:

  •
  the designation, aggregate principal amount and terms of the debt securities of AIMCO, the designation and terms of the preferred stock, or the designation and terms of the equity stock, if any, purchasable upon exercise of such warrants;

  •
  the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of any related securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the principal amount of debt securities of AIMCO or the number of shares of preferred stock, equity stock or class A common stock purchasable upon exercise of each warrant and the price at which such principal amount of debt securities of AIMCO or shares of preferred stock, equity stock or class A common stock may be purchased upon such exercise, or the method of determining such number and price;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  a discussion of United States Federal income tax considerations applicable to the ownership or exercise of such warrants;

  •
  whether the warrants represented by the certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of such warrants, if any; and

  •
  any other terms of the warrants.

          Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities of AIMCO purchasable upon such exercise or to any dividend payments or voting rights that holders of the preferred stock, equity stock or class A common stock purchasable upon such exercise may be entitled to.

          Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of AIMCO, or such number of shares of preferred stock, equity stock or class A common stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void.

          Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent on any other office indicated in the applicable prospectus supplement, AIMCO will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

          AIMCO or the AIMCO Operating Partnership may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices at the time of sale or at negotiated prices. AIMCO or the AIMCO Operating Partnership also may, from time to time, authorize underwriters acting as AIMCO's or the AIMCO Operating Partnership's agents to offer and sell the securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from AIMCO or the AIMCO Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or commissions from the purchasers for whom they may act as agent.

          Any underwriting compensation paid by AIMCO or the AIMCO Operating Partnership to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with AIMCO or the AIMCO Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

          If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, AIMCO or the AIMCO Operating Partnership will sell such securities to such dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

          If so indicated in the applicable prospectus supplement, AIMCO or the AIMCO Operating Partnership will authorize dealers acting as AIMCO's or the AIMCO Operating Partnership's agents to solicit offers by certain institutions to purchase securities from AIMCO or the AIMCO Operating Partnership at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or number of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts or numbers stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will, in all cases, be subject to the approval of AIMCO or the AIMCO Operating Partnership. Such delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the securities are being sold to underwriters, AIMCO or the AIMCO Operating Partnership shall have sold to such underwriters the total principal amount or number of the securities less the principal amount or number thereof covered by the delayed delivery contracts. The prospectus supplement will set forth the commission payable for solicitation of such delayed delivery contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of delayed delivery contracts.

          Until the distribution of the securities offered pursuant to any prospectus supplement is completed, the SEC's rules may limit the ability of any underwriter participating in such distribution to bid for and purchase the securities offered thereby and other securities of AIMCO or the AIMCO Operating Partnership. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize or maintain the price of such securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If any such underwriter creates a short position in such securities in connection with the offering, such underwriter may reduce such short position by purchasing securities.

          In general, bids for or purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such bids or purchases.

          Neither AIMCO nor the AIMCO Operating Partnership nor any underwriter participating in any distribution makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities or other securities of AIMCO or the AIMCO Operating Partnership. In addition, neither AIMCO nor the AIMCO Operating Partnership nor any such underwriter makes any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          Certain of the underwriters, if any, and their affiliates may be customers of, engage in transactions with and perform services for AIMCO or the AIMCO Operating Partnership in the ordinary course of business.

          The securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for any of the securities.

CERTAIN FEDERAL INCOME TAXATION CONSIDERATIONS

          The following is a summary of certain Federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of securities. This summary is based upon the Code, the Treasury Regulations (the "Regulations"), rulings issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all in effect as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively. This summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the "Subsidiary Partnerships") will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for Federal income tax purposes). This summary assumes that investors will hold their securities as capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

          THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF SECURITIES AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

General

          The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

          AIMCO has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and AIMCO intends to continue such election. Although AIMCO believes that, commencing with AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code, no assurance can be given that AIMCO has been or will remain so qualified. Such qualification and taxation as a REIT depend upon AIMCO's ability to meet, through actual annual operating results, distribution levels requirements regarding diversity of stock ownership, and the various qualification tests imposed under the Code as discussed below. No assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy such requirements. See "—Failure to Qualify." No assurance can be given that the IRS will not challenge AIMCO's eligibility for taxation as a REIT.

          AIMCO has received an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, beginning with its initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code and that its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. The opinion is expressed as of its date, and Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise AIMCO of any change in applicable law or of any change in matters stated, represented or assumed after the date of such opinion.

          You should be aware that opinions of counsel are not binding on the IRS or any court. AIMCO's opinion of counsel is based upon certain representations and covenants made by AIMCO, including representations regarding its properties and the past, present and future conduct of its business operations. Furthermore, AIMCO's opinion of counsel is conditioned on, and its qualification and taxation as a REIT depend on, AIMCO's ability to meet, through actual annual operating results, the various REIT qualification tests, the results of which are not reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that the actual results of AIMCO's operations for any taxable year satisfy such requirements. Such requirements are discussed in more detail under the heading "Requirements for Qualification."

          Provided AIMCO qualifies as a REIT, AIMCO will generally not be subject to Federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding AIMCO's qualification as a REIT, AIMCO will be subject to Federal income tax as follows:

  •
  First, AIMCO will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  Second, under certain circumstances, AIMCO may be subject to the—"alternative minimum tax" on its items of tax preference.

  •
  Third, if AIMCO has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax.

  •
  Fourth, if AIMCO should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which AIMCO fails the 75% or 95% test multiplied by (b) a fraction intended to reflect AIMCO's profitability.

  •
  Fifth, if AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that AIMCO elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, AIMCO would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  •
  Sixth, a 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  Seventh, if AIMCO acquires assets from a corporation that is not a REIT (a "subchapter C corporation") in a transaction in which the adjusted tax basis of the assets in the hands of AIMCO is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation, under Temporary Regulations, the subchapter C corporation would be required to recognize any net Built-In Gain (as defined below) that would have been realized if the Subchapter C corporation had liquidated on the day before the date of the transfer. Pursuant to Regulations, AIMCO may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on any gain it recognizes on the disposition of any such asset during the ten-year period beginning on the day on which AIMCO acquires such asset to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of its acquisition date ("Built-in Gain"). AIMCO intends to make such an election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if, and to the extent, such assets are sold within the specified ten-year period. It should be noted that AIMCO has acquired (and may acquire in the future) a significant amount of assets with Built-in Gain and a taxable disposition by AIMCO of any of these assets within ten years of their acquisitions would subject AIMCO to tax under the foregoing rule.

  •
  Eighth, certain of AIMCO's subsidiaries are subchapter C corporations, the earnings of which are subject to federal corporate income tax.

  •
  Ninth, AIMCO could be subject to foreign taxes on investments and activities in foreign jurisdictions. In addition, AIMCO could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association:

  •
  that is managed by one or more trustees or directors;

  •
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  •
  which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

  •
  that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  •
  the beneficial ownership of which is held by 100 or more persons;

  •
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and

  •
  which meets certain other tests described below (including with respect to the nature of its income and assets).

          The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The articles of incorporation provide certain restrictions regarding transfers of its shares, which provisions are intended to assist AIMCO in satisfying the share ownership requirements described in the fifth and sixth conditions above.

          To monitor AIMCO's compliance with the share ownership requirements, AIMCO is required to maintain records regarding the actual ownership of its shares. To do so, AIMCO must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of AIMCO's records. Failure by AIMCO to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

          In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. AIMCO satisfies this requirement.

Ownership of Partnership Interests

        In the case of a REIT that is a partner in a partnership, the Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, AIMCO's proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of AIMCO for purposes of applying the REIT requirements described herein. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of AIMCO's Investments in Partnerships."

Income Tests

        In order to maintain qualification as a REIT, AIMCO annually must satisfy two gross income requirements:

  •
  First, at least 75% of AIMCO's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

  •
  Second, at least 95% of AIMCO's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

          Rents received by AIMCO through the Subsidiary Partnerships will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue or a "taxable REIT subsidiary." AIMCO (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIMCO (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

          AIMCO manages apartment properties for third parties and affiliates through subsidiaries that we refer to as the "management companies." The management companies receive management fees and other income. A portion of such fees and other income accrue to AIMCO through distributions from the management companies that are classified as dividend income to the extent of the earnings and profits of the management companies. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.

          If AIMCO fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AIMCO's failure to meet such tests was due to reasonable cause and not due to willful neglect, AIMCO attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances AIMCO would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AIMCO, AIMCO will not qualify as a REIT. As discussed above in "—General," even where these relief provisions apply, a tax is imposed with respect to the excess net income.

Asset Tests

        AIMCO, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

  •
  First, at least 75% of the value of AIMCO's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by AIMCO with new capital, cash, cash items and U.S. government securities.

  •
  Second, not more than 25% of AIMCO's total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by AIMCO may not exceed 5% of the value of AIMCO's total assets, AIMCO may not own more than 10% of any one issuer's outstanding voting securities, and AIMCO may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset limitations do not apply to securities of "taxable REIT subsidiaries."

  •
  The value of the securities held by AIMCO in taxable REIT subsidiaries may not exceed, in the aggregate, 20% of the value of AIMCO's total assets.

          AIMCO believes that the value of the securities held by AIMCO in its taxable REIT subsidiaries (including the management companies) will not exceed, in the aggregate, 20% of the value of AIMCO's total assets.

          As noted above, AIMCO indirectly owns interests in the management companies that have elected to be taxable REIT subsidiaries. AIMCO believes that its indirect ownership interests in the management companies qualify under the asset tests set forth above. Under legislation effective January 1, 2001, the operation or management of a health care or lodging facility precludes qualification as a taxable REIT subsidiary, and therefore precludes the REIT from relying upon this exception to the 10% ownership limitation set forth above. Consequently, if any of the management companies were deemed to operate or manage a health care or lodging facility, such management companies would fail to qualify as taxable REIT subsidiaries, and AIMCO would fail to qualify as a REIT. AIMCO believes that, as of January 1, 2001, none of the management companies operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that any of the management companies operate or manage a health care or lodging facility, disqualifying it from treatment as a taxable REIT subsidiary, thereby resulting in the disqualification of AIMCO as a REIT.

          Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of the partnership, for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset or otherwise satisfies the rules for "straight debt." However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the taxable REIT subsidiaries and these values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that AIMCO's interest in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

          AIMCO's indirect interests in the AIMCO Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of AIMCO organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for Federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of AIMCO. Each qualified REIT subsidiary therefore is not subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, AIMCO's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

Annual Distribution Requirements

        In order for AIMCO to qualify as a REIT, AIMCO is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

  •
  the sum of:

              (i)  90% of AIMCO's "REIT taxable income" (computed without regard to the dividends paid deduction and AIMCO's net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss)) and

             (ii)  90% of the net income (after tax), if any, from foreclosure property,

          minus

  •
  the sum of certain items of noncash income.

          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIMCO timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AIMCO distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, AIMCO may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, AIMCO's stockholders would include their proportionate share of such undistributed capital gain in income and receive a credit for their share of the tax paid by AIMCO. AIMCO's stockholders would then increase the adjusted basis of their AIMCO shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If AIMCO should fail to distribute during each calendar year at least the sum of:

            (i)  85% of its REIT ordinary income for such year,

           (ii)  95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

          (iii)  any undistributed taxable income from prior periods,

AIMCO would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. AIMCO believes that it has made, and intends to make, timely distributions sufficient to satisfy these annual distribution requirements.

          It is possible that AIMCO, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the AIMCO Operating Partnership) and (ii) the inclusion of certain items in income by AIMCO for Federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, AIMCO may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.

          Under certain circumstances, AIMCO may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AIMCO's deduction for dividends paid for the earlier year. Thus, AIMCO may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AIMCO will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If AIMCO fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, AIMCO will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIMCO fails to qualify will not be deductible by AIMCO nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIMCO is entitled to relief under specific statutory provisions, AIMCO would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances AIMCO would be entitled to such statutory relief.

Tax Aspects of AIMCO's Investments in Partnerships

General

        Substantially all of AIMCO's investments are held indirectly through the AIMCO Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. AIMCO will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIMCO will include its proportionate share of assets held by the Subsidiary Partnerships. See "Federal Income Taxation of AIMCO and AIMCO Investors—General."

Entity Classification

        AIMCO's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to as an association taxable as a corporation) for Federal income tax purposes. If any of these entities were treated as an association for Federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of AIMCO's assets and items of gross income would change and could preclude AIMCO from satisfying the asset tests and the income tests (see "Certain Federal Income Taxation Considerations—Asset Tests" and "Certain Federal Income Taxation Considerations—Income Tests"), and in turn could prevent AIMCO from qualifying as a REIT. See "Certain Federal Income Taxation Considerations" above for a summary of the effect of AIMCO's failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case AIMCO might incur a tax liability without any related cash distributions.

Tax Allocations with Respect to the Properties

        Under the Code and the Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book—Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The AIMCO Operating Partnership was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, the Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by AIMCO to the AIMCO Operating Partnership of the cash proceeds received in any offerings of its stock.

          In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the AIMCO Operating Partnership or other Subsidiary Partnerships may cause AIMCO to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause AIMCO to recognize taxable income in excess of cash proceeds, which might adversely affect AIMCO'S ability to comply with the REIT distribution requirements. See "Certain Federal Income Taxation Considerations—Annual Distribution Requirements."

          With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of AIMCO, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale of the Properties

        AIMCO's share of any gain realized by the AIMCO Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Certain Federal Income Taxation Considerations—General—Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The AIMCO Operating Partnership and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with AIMCO's investment objectives.

Taxation of Management Companies

          A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the management companies to the AIMCO Operating Partnership, and interest paid by the management companies on certain notes held by the AIMCO Operating Partnership. In general, the management companies pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that the management companies are required to pay will reduce AIMCO's cash flow from operating activities and its ability to make payments to holders of its securities.

Taxation of Taxable Domestic Stockholders

Distributions

        Provided that AIMCO qualifies as a REIT, distributions made to AIMCO's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and retained net capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AIMCO's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum Federal income tax rate to the extent of previously claimed real property depreciation.

          Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by AIMCO in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by AIMCO and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by AIMCO during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of AIMCO.

Dispositions of AIMCO Stock

        Capital gains recognized by individuals and other non-corporate taxpayers upon the sale or disposition of securities held for more than one year at the time of disposition will be long-term capital gains and will be short-term capital gains if the securities are held for one year or less. Capital losses recognized by a stockholder upon the disposition of securities held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of securities by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

          A redemption of AIMCO stock (including preferred stock or equity stock) will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder (which will not be the case if only the stock is redeemed, since it generally does not have voting rights), (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Taxation of Foreign Stockholders

          The following is a summary of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of securities. A "Non-U.S. Holder" is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

Ordinary Dividends

        The portion of dividends received by Non-U.S. Holders payable out of AIMCO's earnings and profits which are not attributable to capital gains of AIMCO and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder's investment in securities is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

Non-Dividend Distributions

        Unless AIMCO stock constitutes a United States real property interest (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by AIMCO which are not dividends out of the earnings and profits of AIMCO will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of AIMCO. If AIMCO stock constitutes a USRPI, such distributions will be subject to 10% withholding and taxed pursuant to FIRPTA at a rate of 35% to the extent such distributions exceed a stockholder's basis in his or her AIMCO stock.

Capital Gain Dividends

        Under FIRPTA, a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, AIMCO will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation.

Dispositions of AIMCO Stock

        Unless AIMCO stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to taxation under FIRPTA. The stock will not constitute a USRPI if AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it is, and it expects to continue to be, a domestically controlled REIT. If AIMCO is, and continues to be, a domestically controlled REIT, the sale of AIMCO stock should not be subject to taxation under FIRPTA. Because most classes of stock of AIMCO are publicly traded, however, no assurance can be given that AIMCO is or will continue to be a domestically controlled REIT.

          Even if AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that:

  •
  the stock is "regularly traded" (as defined by applicable Regulations) on an established securities market (e.g., the NYSE, on which AIMCO stock is listed) and

  •
  the selling Non-U.S. Holder held 5% or less of such class of AIMCO's outstanding stock at all times during a specified testing period.

          If gain on the sale of stock of AIMCO were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

          Gain from the sale of AIMCO stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder's investment in the AIMCO stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Estate Tax

AIMCO stock

        Securities owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Information Reporting Requirements and Backup Withholding

          AIMCO will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide AIMCO with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AIMCO may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders. The IRS has issued final Treasury Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Prospective investors in securities should consult their tax advisors regarding the application of these Treasury Regulations.

Taxation of Tax-Exempt Stockholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, AIMCO believes that amounts distributed by AIMCO to Exempt Organizations should generally not constitute UBTI. However, if an Exempt Organization finances its acquisition of securities with debt, a portion of its income from AIMCO will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from AIMCO as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of AIMCO's stock is required to treat a percentage of the dividends from AIMCO as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of AIMCO's stock only if:

  •
  the UBTI Percentage is at least 5%,

  •
  AIMCO qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of AIMCO in proportion to their actuarial interest in the pension trust, and

  •
  either (A) one pension trust owns more than 25% of the value of AIMCO's stock or (B) a group of pension trusts each individually holding more than 10% of the value of AIMCO's stock collectively owns more than 50% of the value of AIMCO's stock.

The restrictions on ownership and transfer of AIMCO's stock should prevent an Exempt Organization from owning more than 10% of the value of AIMCO's stock.

Legislative or Other Actions Affecting REITs

          The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in AIMCO or the AIMCO Operating Partnership. Congress recently enacted legislation, generally effective in 2001, that, among other things:

  •
  modifies the current ownership limitations to permit a REIT to own up to 100% of the voting securities and 100% of the value of the other interests in a taxable REIT subsidiary. In addition, the 5% REIT asset test does not apply to taxable REIT subsidiaries, but securities of taxable REIT subsidiaries cannot exceed 20% of the total value of a REIT's assets;

  •
  permits a taxable REIT subsidiary to perform services to a REIT's tenants and imposes a 100% excise tax on certain non-arm's length transactions between a taxable REIT subsidiary and a REIT;

  •
  disallows REIT status where health care or lodging facilities are operated or managed by a taxable REIT subsidiary;

  •
  generally restricts a REIT from owning more than 10% of the vote or value of the securities of an issuer, including a partnership or a non-REIT C corporation that is not a taxable REIT subsidiary;

  •
  imposes certain limitations to the deductibility of interest paid by a taxable REIT subsidiary to a related REIT;

  •
  allows a REIT to rent up to 10% of a property to a taxable REIT subsidiary and generally have the rent qualify as good income for purposes of the REIT gross income tests;

  •
  reduces the annual REIT distribution requirement from a 95% to a 90% level; and

  •
  changes the measurement of rent attributable to personal property leased in connection with a lease of real property from a comparison based on adjusted tax bases of properties to a comparison of fair market values.

It cannot be predicted whether, when, in what form, or with what effective dates, other legislative proposals applicable to AIMCO or its stockholders will become law.

State, Local and Foreign Taxes

          The AIMCO Operating Partnership and its partners and AIMCO and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the AIMCO Operating Partnership owns properties located in a number of states and local jurisdictions, and the AIMCO Operating Partnership may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the AIMCO Operating Partnership and its partners and AIMCO and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in the AIMCO Operating Partnership or AIMCO.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. The Securities Exchange Act of 1934 filing number for AIMCO is 1-13232 and for the AIMCO Operating Partnership is 0-24497.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

  •
  Apartment Investment and Management Company's Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  Apartment Investment and Management Company's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2001;

  •
  Apartment Investment and Management Company's Current Reports on Form 8-K, dated September 20, 2000 (as amended by Amendment No. 1 filed December 4, 2000, Amendment No. 2 filed January 18, 2001 and Amendment No. 3 filed February 28, 2001); January 25, 2001 (filed February 1, 2001) (as amended by Amendment No. 1 filed March 12, 2001), March 19, 2001 (filed March 22, 2001); March 26, 2001 (filed March 27, 2001); April 17, 2001 (filed April 17, 2001); and April 26, 2001 (filed April 27, 2001) July 20, 2001 (filed July 24, 2001); July 26, 2001 (filed July 27, 2001) and August 1, 2001 (filed August 2, 2001);

  •
  the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description;

  •
  AIMCO Properties, L.P.'s Annual Report on Form 10-K/A and Form 10-K for the year ended December 31, 2000;

  •
  AIMCO Properties, L.P.'s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

  •
  AIMCO Properties, L.P.'s Current Report on Form 8-K, dated September 20, 2000 (filed October 5, 2000) (as amended by Amendment No. 1 filed December 4, 2000, Amendment No. 2 filed January 18, 2001 and Amendment No. 3 filed February 28, 2001).

          You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary
Apartment Investment and Management Company
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado 80222
(303) 757-8101

          You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders named herein are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

          Certain tax matters will be passed upon for AIMCO by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the securities offered hereby will be passed upon for AIMCO by Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland and for the AIMCO Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited AIMCO's consolidated financial statements and schedule for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

          Ernst & Young LLP, independent auditors, have audited AIMCO Operating Partnership's consolidated financial statements and schedule for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

          Reznick Fedder & Silverman, independent auditors, have audited (i) Oxford Holding corporation and subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, AIMCO Entities and Oxford Equities Corporation III's combined financial statements for the year ended December 31, 1999; (ii) ORFG Operations, L.L.C. and Subsidiary's combined financial statements for the year ended December 31, 1999; (iii) OXPARC L.L.C.'s combined financial statements for the year ended December 31, 1999; and (iv) Oxford Realty Financial Group Properties combined financial statements for the year ended December 31, 1999; as set forth in their reports, which are incorporated by reference in this prospectus. These financial statement are incorporated by reference in reliance on Reznick Fedder & Silverman's reports given their authority as experts in accounting and auditing.

          The consolidated financial statements of Oxford Tax Exempt Fund II Limited Partnership ("OTEF") appearing in OTEF's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                        Shares

Class T Cumulative Preferred Stock

PROSPECTUS SUPPLEMENT
July         , 2003

Wachovia Securities

Bear, Stearns & Co. Inc.

Raymond James

RBC Capital Markets

UBS Investment Bank